Exhibit 10.49

CREDIT AGREEMENT

DATED AS OF DECEMBER 31, 2003

AMONG

ASCENT FUNDING, INC.,

ASCENT ASSURANCE, INC.,

NATIONALCARE® MARKETING, INC.

AND

THE FROST NATIONAL BANK

Schedule 4.2	Authorization
Schedule 4.4	Litigation
Schedule 4.9	Credit Arrangements
Schedule 4.16(a)	Equity Agreements
Schedule 4.16(b)	Debt Agreements
Exhibit A	Form of Note
Exhibit B	Form of Agent Contract
Exhibit C	Form of Master General Agent Contract
Exhibit D	Form of AAI Guaranty
Exhibit E	Form of NCM Guaranty
Exhibit F	Form of Notice of Borrowing
Exhibit G	Form of AAI Pledge Agreement
Exhibit H	Form of NCM Pledge Agreement
Exhibit I	Intercreditor Subordination Agreement
Exhibit J	Form of Security Agreement
Exhibit K	Form of Opinion of General Counsel to Obligor
Exhibit L	AAI Equity Documents
Exhibit M	Form of Borrowing Base Certificate
Exhibit N	Form of Receivables Purchase Agreement
Exhibit O	Form of Compliance Certificate
Exhibit P	Form of Waiver of Jury Trial and Notice of Final Agreement

        CREDIT AGREEMENT dated as of December 31, 2003, between ASCENT FUNDING, INC., a Delaware corporation (the “Borrower”), ASCENT ASSURANCE, INC., a Delaware corporation (“AAI”), NATIONALCARE® MARKETING, INC., a Delaware corporation (“NCM”), and THE FROST NATIONAL BANK (the “Lender”).

        The Borrower has requested that the Lender make Loans to it from time to time in an aggregate principal amount up to but not exceeding $3,000,000 at any one time outstanding, as provided herein, and the Lender is willing to make such Loans on the terms and conditions set forth herein. Accordingly, the Borrower and the Lender agree as follows:

ARTICLE I

DEFINITIONS; ACCOUNTING TERMS

        Section 1.1       Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

        “AAI Guaranty” means the Guaranty Agreement between AAI and the Lender substantially in the form of Exhibit D hereto, duly executed and delivered by AAI, as amended or supplemented from time to time with the consent of the Lender.

        “AAI Pledge Agreement” means an agreement, substantially in the form of Exhibit G hereto, duly executed and delivered by AAI to the Lender, as amended or supplemented from time to time with the consent of the Lender.

        “Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of any Person solely by reason of his or her being a director and officer of such Person.

        “Agent” means any Person authorized to market insurance products for an Eligible MGA pursuant to an Agent Contract, and includes without limitation such Person’s general agents and other sub-agents with whom said general agents have contracted.

        “Agent Contract” means an agreement between an Agent and an Eligible MGA substantially in the form set forth in Exhibit B.

        “Agent Receivable” means, with respect to any Agent, all amounts payable to an Eligible MGA by such Agent pursuant to its Agent Contract, but only to the extent relating to any (i) advances of commissions and other amounts paid by the Eligible MGA to such Agent under the Agent Contract and (ii) interest and/or other finance charges payable to the Eligible MGA thereon.

        “Agreement” means this Credit Agreement, as amended or supplemented from time to time.

        “Applicable Law” means (a) in respect of any Person, all provisions of laws applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, “Applicable Law” means the laws of the United States of America, including without limitation 12 USC §§85 and 86, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit.

        “Applicable Rate” has the meaning specified in Section 2.7.

        “Assignee” has the meaning specified in Section 2.10.

        “Authorized Control Level” means “Authorized Control Level” as defined by NAIC from time to time and as applied in the context of the Risk-Based Capital Guidelines promulgated by NAIC (or any term substituted therefor by NAIC), calculated as at the last day of each calendar quarter.

        “Borrower” has the meaning specified in the preamble.

        “Borrowing Base” means, as of any date of determination, seventy-five percent (75%) of an amount equal to (a) the difference between (i) total outstanding Agent Receivables, minus (ii) the amount of the allowance for doubtful accounts with respect to such Agent Receivables, all as stated on Borrower’s most recent available monthly balance sheet prepared by the Borrower in accordance with GAAP and as certified in the most recent Borrowing Base Certificate, plus (b) the amount of any Agent Receivables purchased by the Borrower since the date of such balance sheet (which, for the avoidance of doubt, will include any Accounts Receivable being purchased by the Borrower on the date that such Borrowing Base is being determined) net of an allowance for doubtful accounts determined in accordance with GAAP and supported by a settlement statement between the Borrower and NCM, a copy of which is delivered to the Borrower. Each Agent Receivable included in the Borrowing Base shall have been purchased by Borrower from an Eligible MGA pursuant to the Receivables Purchase Agreement, shall have been assigned to Borrower pursuant to the Receivables Purchase Agreement and shall be subject to a perfected, first priority security interest in favor of the Lender.

        “Borrowing Base Certificate” means a borrowing base certificate, substantially in the form of Exhibit M.

        “Business Day” means any day (other than a Saturday, Sunday or legal holiday) on which commercial banks are not authorized or required to close in Texas.

        “CSFB” means Credit Suisse First Boston Management LLC, a Delaware limited liability company.

        “Capital Expenditures” means, for any period, the Dollar amount of gross expenditures (including payments in respect of Capital Lease Obligations) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, all as determined in accordance with GAAP.

        “Capital Lease Obligation” means the obligation of the lessee under a capital lease determined in accordance with GAAP. The amount of a Capital Lease Obligation at any date is the amount at which the lessee’s liability under the related Capital Lease would be required to be shown on its balance sheet at such date in accordance with GAAP.

        “Change in Control” means, with respect to the Borrower, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Guarantors or a Subsidiary of the Guarantors, of shares representing more than 50% of the aggregate ordinary voting power for the election of directors of the issued and outstanding capital stock of the Borrower.

        “Closing Date” means the date of the initial Loan hereunder.

        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

        “Commitment” means $3,000,000.00.

        “Commitment Period” means the period from and including the date hereof to but not including the Maturity Date or such earlier date as the commitment shall terminate as provided herein.

        “Compliance Certificate” means a compliance certificate, substantially in the form of Exhibit O.

        “Debt” means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services (except trade payables and accrued expenses, incurred in the ordinary course of business); (c) the face amount of any outstanding letters of credit issued for the account of such Person; (d) obligations arising under acceptance facilities; (e) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase or to provide funds for payment of the obligations of another Person, to supply funds to invest in any Person to cause such Person to maintain a minimum working capital or net worth or otherwise assure the creditors of such Person against loss; (f) obligations secured by any Lien on Property of such Person; and (g) Capital Lease Obligations.

        “Debtor Relief Laws” means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors’ rights generally.

        “Default” means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

        “Default Rate” has the meaning specified in Section 2.7.

        “Dollars” and the sign “$” mean lawful money of the United States of America.

        “Eligible MGA” means NCM.

        “Environmental Laws” means any and all present and future Federal, state and local laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances or wastes.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        “Event of Default” has the meaning given such term in Section 7.1.

        “Financing Statements” means the UCC-1 financing statements authorized for filing by the relevant debtor in connection with a security interest granted to the Lender pursuant to a Loan Document.

        “FLICA” means Freedom Life Insurance Company of America, a Texas corporation.

        “Funding Date” means the date on which any Loan is made pursuant to this Agreement.

        “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 4.5 (except for changes concurred in by the Borrower’s independent public accountants).

        “GAAP Net Worth” means the sum of (a) the capital stock and additional paid-in capital of the Borrower on a consolidated basis, plus (without duplication) (b) the amount of retained earnings (or, in the case of a deficit, minus the deficit), minus (c) treasury stock, plus or minus (d) any other account which is customarily added or deducted in determining stockholders’ equity (without giving effect to any increase or decrease to net worth attributable to unrealized investment gains and losses pursuant to the application of SFAS No. 115 and 130 and similar accounting standards), all of which shall be determined in accordance with GAAP.

        “Guarantors” means AAI and NCM.

        “Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under Applicable Law, Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a)(i) the “weekly ceiling”, as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at Lender’s option after notice to Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the “annualized ceiling” and (b)(i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent (24%), or (ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight percent (28%) per annum.

        “Insurance Affiliate” means FLICA and NFL.

        “Insurance Commissioner” means with respect to any Insurance Affiliate, the head of any insurance regulatory authority and/or, if the context so requires, such insurance regulatory authority in the relevant place of domicile or place where licensed to do business of such Insurance Affiliate at the relevant time.

        “Intercreditor Subordination Agreement” has the meaning specified in Section 3.1(k).

        “Investment” in any Person means (a) the acquisition (whether for cash, property, services or securities or by merger or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person and (b) any advance, loan or other extension of credit to, such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

        “Lender” has the meaning specified in the preamble.

        “Lien” means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

        “Loan” or “Loans” has the meaning specified in Section 2.1.

        “Loan Documents” means this Agreement, the Note, the AAI Guaranty, the NCM Guaranty, the Security Agreement, the AAI Pledge Agreement, the NCM Pledge Agreement, the Intercreditor Subordination Agreement, and any other documents, agreements, reports, and instruments now or hereafter executed in connection herewith or contemplated hereby.

        “Master General Agent” means NCM and any other Agent that has entered into a Master General Agent Contract with NFL or FLICA.

        “Master General Agent Contract” means any master general agency agreement, substantially in the form set forth in Exhibit C.

        “Maturity Date” means January 15, 2005 or such other date as may be determined from time to time by written agreement between the Borrower and Lender.

        “Materially Adverse Effect” means any material adverse effect upon the business, assets, liabilities, financial condition, results of operations or, as far as can be reasonably foreseen, prospects of the Borrower and its Subsidiaries taken as a whole, or the Guarantors and their Subsidiaries, taken as a whole, or upon the ability of any Obligor to perform in all material respects its obligations under this Agreement or any other Loan Document, as applicable, resulting from any act, omission, situation, status, event, or undertaking, either singly or taken together.

        “Maximum Amount” means the maximum amount of interest (including amounts deemed interest) which, under Applicable Law, Lender is permitted to charge on the Obligations.

        “NAIC” means the National Association of Insurance Commissioners or any successor organization thereto.

        “NCM Guaranty” means the Guaranty Agreement between NCM and the Lender, substantially in the form of Exhibit E hereto, duly executed and delivered by NCM, as amended or supplemented from time to time with the consent of the Lender.

        “NCM Pledge Agreement” means an agreement, substantially in the form of Exhibit H hereto, duly executed and delivered by NCM to the Lender, as amended or supplemented from time to time with the consent of the Lender.

        “NFL” means National Foundation Life Insurance Company, a Texas corporation.

        “Note” means a promissory note of the Borrower, in the form of Exhibit A hereto, evidencing the Loans made by the Lender hereunder.

        “Notice of Borrowing” means the certificate, in the form of Exhibit F hereto, to be delivered by the Borrower to the Lender pursuant to Sections 2.3 and 3.2(f) and shall include any accompanying certifications or documents.

        “Obligations” means all indebtedness, obligations and liabilities of the Borrower and Guarantors to the Lender under the Loan Documents. Without limiting the generality of the foregoing, “Obligations” includes all amounts which would be owed by the Borrower, any Guarantor and any other Person (other than the Lender) to Lender under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any Guarantor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any Guarantor or any other Person under any Debtor Relief Law).

        “Obligor” means each of Borrower, AAI and NCM.

        “Permitted Investments” means (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than ninety (90) days from the date of acquisition thereof; (b) certificates of deposit issued by or other overnight deposits with any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 and having long term unsecured and unguaranteed debt rated “BBB+” or better or “Baa1” or better by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. or Moody’s Investors Service, Inc., respectively, maturing not more than ninety (90) days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor’s Ratings Group, a Division of McGraw Hill, Inc., or Moody’s Investors Service, Inc., respectively, maturing not more than ninety (90) days from the date of acquisition thereof; (d) repurchase agreements and reverse repurchase agreements with any bank having combined capital and surplus in an amount of not less than $500,000,000, or any primary dealer of United States government securities in each case, having long term unsecured and unguaranteed debt rated “BBB+” or better or “Baa1" or better by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. or Moody’s Investors Service, Inc., respectively, relating to marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within sixty (60) days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest; (e) long-term debt rated “BBB+” or better or “Baa1” or better by Standard & Poor’s Rating Group, a division of McGraw Hill, Inc. or Moody’s Investors Services, Inc., respectively; and (f) Agent Receivables purchased from an Eligible MGA.

        “Permitted Liens” has the meaning specified in Section 6.3.

        “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

        “Prime Rate” means for any day a per annum rate of interest equal to the “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, Central Edition, from time to time, or if for any reason such rate is no longer available, the rate established by Lender as its prime rate. The Prime Rate shall change effective as of the date of any change as published in The Wall Street Journal, Central Edition, or as established by Lender, as appropriate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to another customer.

        “Property” means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

        “Receivables Purchase Agreement” means the Third Amended and Restated Receivables Purchase and Sale Agreement dated as of the Closing Date by and between the Borrower and NCM, a copy of which is attached as Exhibit N hereto, as amended from time to time in accordance with the Loan Documents.

        “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA as to which events the Pension Benefit Guaranty Corporation by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

        “Risk-Based Capital” means for each Insurance Affiliate, the ratio (expressed as a percentage), calculated as at the last day of each calendar quarter, of the Total Adjusted Capital of such Insurance Affiliate to the Authorized Control Level of such Insurance Affiliate.

        “SAP” means the statutory accounting and reporting practices prescribed by the insurance laws or Insurance Commissioner (or other similar governmental authority) with respect to each Insurance Affiliate.

        “Security Agreement” means the Security Agreement in the form of Exhibit J hereto, duly executed and delivered by the Borrower and the Lender, as amended or supplemented from time to time with the consent of the Lender.

        “Senior Officer” means the (a) Chief Executive Officer, (b) President, (c) Secretary or (d) Chief Financial Officer of the Borrower or Guarantors, as applicable.

        “SFAS No. 115” means Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, issued by the Financial Accounting Standards Board in May, 1993.

        “Solvent” means, with respect to any Person, that on such date (a) such Person is not “insolvent” (as that term is defined in Section 101 of the Bankruptcy Reform Act of 1978, as amended form time to time and any successor statute), (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute an unreasonably small capital. For purposes of determining whether AAI is Solvent, the Series B Convertible Participating Preferred Stock of AAI, without giving effect to any amendment or addition to or restatement of the Certificate of Designation of such stock or any rights of such stock or any holder of such stock after the Closing Date, shall be deemed to be equity of AAI.

        “Subordinated Debt” means any unsecured Debt for money borrowed by the Borrower in an amount satisfactory to the Lender and which is subordinated to the Obligations under terms satisfactory in form and substance to the Lender in its sole judgment, as evidenced by the Lender’s written consent thereto given prior to the creation of such Debt.

        “Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership or joint venture whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, (b) in the case of a partnership or joint venture, in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of a limited liability company or other entity, of which a majority of the member interests or other securities having ordinary voting power are at the time owned by such Person and/or one or more of its Subsidiaries.

        “Total Adjusted Capital” means “Total Adjusted Capital” as defined by NAIC from time to time and as applied in the context of the Risk-Based Capital Guidelines promulgated by NAIC (or any term substituted therefor by NAIC), calculated as at the last day of each calendar quarter.

        “Waiver of Jury Trial and Notice of Final Agreement” means the Waiver of Jury Trial and Notice of Final Agreement, substantially in the form of Exhibit P.

        Section 1.2       Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP or SAP, as the context requires, applied on a consistent basis, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP or SAP, as the context requires, applied on a consistent basis; except as otherwise specifically prescribed herein. In the event that GAAP or SAP, as the context requires, changes during the term of this Agreement such that the financial covenants contained in Articles V and VI would then be calculated in a different manner or with different components (a) the Borrower and the Lender agree to enter into good faith negotiations to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower’s financial condition to substantially the same criteria as were effective prior to such change in GAAP or SAP and (b) the Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections during the sixty (60) days following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change; provided, however, that if an amendment shall not be agreed upon within sixty (60) days or such longer period as shall be agreed to by the Lender, for purposes of determining compliance with such covenants until such amendment shall be agreed upon, such terms shall be construed in accordance with GAAP as in effect immediately prior to such change in GAAP.

        Section 1.3       Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all applicable Schedules.

        Section 1.4       Miscellaneous Terms. Masculine terms also apply to females; feminine terms also apply to males. The term “including” is by way of example and not limitation.

ARTICLE II

THE CREDIT

        Section 2.1       The Commitment. Subject to the terms and conditions of this Agreement, the Lender agrees to make loans to the Borrower (each hereinafter being referred to as a “Loan” and collectively as the “Loans”) from time to time during the Commitment Period, in an aggregate principal amount not to exceed at any one time outstanding the lesser of (a) the Borrowing Base and (b) the Commitment. During the Commitment Period and subject to the foregoing limitations, the Borrower may borrow, repay and reborrow Loans, all in accordance with the terms and conditions of this Agreement.

        Section 2.2       The Note. The Loans of the Lender shall be evidenced by a single promissory note in favor of the Lender in the form of Exhibit A, dated the Closing Date, and duly completed and executed by the Borrower.

        Section 2.3       Procedure for Borrowing. To request a Loan, the Borrower shall deliver to the Lender a Notice of Borrowing, substantially in the form of Exhibit F hereto, at least two (2) Business Days before the requested date of such Loan. The Lender will make the proceeds of each Loan available to the Borrower by crediting the amount thereof in immediately available funds to the account of the Borrower maintained with the Lender by 12:00 noon Central Time on the Business Day requested for such Loan.

        Section 2.4       Termination or Optional Reduction of Commitment.

(a) The Commitment shall terminate on the Maturity Date and any Loans then outstanding (together with any accrued and unpaid interest thereon) shall be due and payable on such date.

                (b)      The Borrower shall have the right, upon prior written notice of at least five (5) Business Days to the Lender, to terminate or, from time to time, to reduce the Commitment, provided that (i) any such reduction of the Commitment shall be accompanied by the prepayment of the Note, together with accrued interest thereon to the date of such prepayment, to the extent, if any, that the aggregate unpaid principal amount thereof then outstanding exceeds the Commitment as then reduced and (ii) any such termination of the Commitment shall be accompanied by prepayment in full of the unpaid principal amount of the Note, together with accrued interest thereon to the date of such. Any such partial reduction of the Commitment shall be in an aggregate principal amount of $500,000 or any whole multiple of $100,000 in excess thereof and shall reduce permanently the Commitment then in effect hereunder.

        Section 2.5       Mandatory Prepayments. If as of the end of any month the aggregate principal amount of the Loan exceeds the Borrowing Base, the Borrower shall pay to the Lender, without premium or penalty an amount equal to such excess, accompanied by the payment of accrued interest on such amount to the date thereof. Such payment shall be made on or before the date the Borrower is required to deliver the monthly Borrowing Base Certificate pursuant to Section 5.8(k).

        Section 2.6       Optional Prepayments. The Borrower may, upon at least one (1) Business Day’s notice to the Lender, prepay any outstanding Loan, without premium or penalty, in whole at any time or from time to time in part by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment. Each partial prepayment of any Loan shall be in a minimum amount of $100,000 or any whole multiple of $100,000 in excess thereof.

        Section 2.7       Interest on the Loans. The Loans shall bear interest on the total outstanding principal amount thereof, for each day from the date such Loan is made until it is repaid or becomes due, at a rate per annum equal to the lesser of (a) a rate equal to the Prime Rate, plus one-half percent (.5%) per annum, with said rate to be adjusted to reflect any change in said Prime Rate at the time of any such change (“Applicable Rate”), and (b) the Highest Lawful Rate. Interest shall be payable monthly in arrears on the first day of each calendar month, commencing January 1, 2004. Such interest shall accrue (to the extent permitted by Applicable Law) from and including any Funding Date to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is three hundred sixty (360). If an Event of Default exists, unpaid principal and, to the extent not prohibited by Applicable Law, accrued unpaid interest on Loans shall bear interest for each day until paid at a percentage per annum equal to the lesser of (i) the Applicable Rate plus five percent (5%), and (ii) the Highest Lawful Rate (the “Default Rate”).

        Section 2.8       Payments Generally. All payments under this Agreement shall be made in Dollars in immediately available funds not later than 2:00 p.m. Central Time on the due date (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) to the Lender at 100 West Houston Street, San Antonio, Texas 78205, or at such other address as Lender may hereafter designate by notice to the Borrower. The Borrower shall, at the time of making each payment under this Agreement, specify to the Lender the principal or other amount payable by the Borrower under this Agreement to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Lender may apply (subject to Applicable Laws) such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of such payment.

        Section 2.9       Capital Adequacy.

                (a)      If the Lender determines that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender’s commitment to lend hereunder and other commitments of this type, or the Loans, then, the Borrower shall, within thirty (30) days after delivery by the Lender to the Borrower of a certificate as to such required compliance, pay to the Lender the amount required to compensate the Lender therefor (a certificate of the Lender as to such amount to be conclusive and binding on the Borrower in the absence of manifest error).

                (b)      The Lender shall notify the Borrower of any event occurring after the date hereof entitling the Lender to any compensation under paragraph (a) above as promptly as practicable, but in any event within thirty (30) days after the Lender obtains actual knowledge thereof; provided that if the Lender fails to give such notice within thirty (30) days after it obtains actual knowledge of such an event, the Lender shall, with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date thirty (30) days prior to the date that the Lender does give such notice.

        Section 2.10     Payments to be Free of Deductions. All payments by the Borrower under this Agreement shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes (other than any taxes imposed on or measured by the gross income or profits of the Lender), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder, it will pay (subject to Applicable Law) to the Lender, on the date on which such amount becomes due and payable hereunder and in Dollars, such additional amount as shall be necessary to enable the Lender to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the Borrower. If the Lender is at any time, or any permitted assignee of the Lender hereunder (an “Assignee”), is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof, the Lender or the Assignee shall deliver to the Borrower on the date it becomes a party to this Agreement, and at such other times as may be necessary in the determination of the Borrower in its reasonable discretion, such certificates, documents or other evidence, properly completed and duly executed by the Lender or the Assignee (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that the Lender or the Assignee is not subject to deduction or withholding of United States Federal Income Tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to the Lender or the Assignee of principal, interest, fees or other amounts payable hereunder. Borrower shall not be required to pay any additional amount to the Lender or any Assignee under this Section if the Lender or such Assignee shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if the Lender or any Assignee shall have satisfied such requirements on the date it became a party to this Agreement, nothing in this Section shall relieve Borrower of its obligation to pay any additional amounts pursuant to this Section in the event that, as a result of any change in applicable law, the Lender or such Assignee is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that the Lender or the Assignee is not subject to withholding as described in the immediately preceding sentence.

        Section 2.11     Computations. All computations of interest and like payments hereunder on the Loans shall, in the absence of clearly demonstrable error, be considered correct and binding on the Borrower and the Lender.

        Section 2.12     Extension Request. The Borrower may, by written notice received by the Lender not less than 90 days prior to the Maturity Date, request that the Lender extend the Maturity Date to a date not more than two years after the Maturity Date. The Lender will notify the Borrower not less than sixty days prior to the Maturity Date if the Lender will permit such extension and the terms and conditions upon which the Lender will permit such extension. Any decision to extend the Maturity Date shall be in the sole discretion of the Lender. Any failure of the Lender to notify the Borrower of the Lender’s decision with respect to any request by the Borrower to extend the Maturity Date shall be deemed to be the decision by the Lender not to extend the Maturity Date

ARTICLE III

CONDITIONS PRECEDENT

        Section 3.1       Documentary Conditions Precedent. The obligation of the Lender to make the initial Loan under this Agreement is subject to the condition precedent that the Borrower shall have delivered to the Lender, on or prior to the Closing Date, the following, in form and substance reasonably satisfactory to the Lender:

(a) the Note for the account of the Lender duly executed by the Borrower in the principal amount of the Commitment;

(b) the Security Agreement duly executed by Borrower;

(c) the AAI Guaranty duly executed by Guarantor;

(d) the NCM Guaranty duly executed by NCM;

(e) the AAI Pledge Agreement duly executed by AAI;

(f) the NCM Pledge Agreement duly executed by NCM;

(g) the stock certificates representing all of the authorized, issued and outstanding capital stock of FLICA, NFL and the Borrower, as applicable (with undated stock powers signed in blank);

(h) the Receivables Purchase Agreement duly executed and delivered by the Borrower and NCM;

(i) the Financing Statements;

(j) confirmations of pledge executed by AAI, NCM, FLICA, NFL and Borrower;

(k) an intercreditor subordination agreement among the Lender, CSFB and AAI and its Subsidiaries (the “Intercreditor Subordination Agreement”), substantially in the form attached as Exhibit I hereto;

                (l)      a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting on behalf of the Borrower to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Agreement, the Note, the Receivables Purchase Agreements and each other document to be delivered by the Borrower pursuant to this Agreement, and attesting to the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Security Agreement, the Receivables Purchase Agreement, the Note, and the other documents to be delivered by the Borrower under this Agreement and to the completeness and correctness of the attached Articles of Incorporation and Bylaws of the Borrower;

                (m)      a certificate of the Secretary or Assistant Secretary of AAI, dated the Closing Date, attesting on behalf of AAI to all corporate action taken by AAI, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the AAI Guaranty and the AAI Pledge Agreement and each other document to be delivered by AAI hereunder, and attesting to the names and true signatures of the officers of AAI authorized to sign the AAI Guaranty, the AAI Pledge Agreement and the other documents to be delivered by AAI hereunder and to the completeness and correctness of the attached Articles of Incorporation and Bylaws of AAI;

                (n)      a certificate of the Secretary or Assistant Secretary of each Eligible MGA, dated the Closing Date, attesting on behalf of such Eligible MGA to all corporate action taken by such Eligible MGA, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Receivables Purchase Agreement and each other document to be delivered by the Eligible MGA hereunder, and attesting to the names and true signatures of the officers of the Eligible MGA authorized to sign the Receivables Purchase Agreement and the other documents to be delivered by the Eligible MGA hereunder and to the completeness and correctness of the attached Articles of Incorporation and Bylaws of such MGA;

                (o)      a certificate of good standing for the Borrower as of a recent date by the Secretary of State of its jurisdiction of incorporation and each state where the Borrower, by the nature of its business, is required to qualify to do business, except where the failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect;

                (p)      a certificate of good standing for AAI as of a recent date by the Secretary of State of its jurisdiction of incorporation and each state where AAI, by the nature of its business, is required to qualify to do business, except where the failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect;

                (q)      a certificate of good standing for each Eligible MGA as of a recent date by the Secretary of State of each jurisdiction of incorporation and each state where each Eligible MGA, by the nature of its business, is required to qualify to do business, except where the failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect;

                (r)      a certificate of authority from each Insurance Commissioner certifying that each of FLICA and NFL are duly licensed and in good standing with the applicable Insurance Commissioner, except where any such failure could not reasonably be expect to have a Materially Adverse Effect;

(s) a favorable opinion of general counsel to the Obligors and the Insurance Affiliate dated the Closing Date, in substantially the form set forth in Exhibit K hereto;

                (t)      a Master General Agent Contract for each Master General Agent, attached to a certificate of a Senior Officer of the Eligible MGA party thereto certifying that such Master General Agent Contract is a true, correct and complete copy, including all amendments and supplements thereto, and is in full force and effect on the Closing Date;

                (u)      all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the Security Agreement, the AAI Pledge Agreement, the AAI Guaranty, the NCM Guaranty, the NCM Pledge Agreement, the Receivables Purchase Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender and the Lender shall have received any and all other information and documents with respect to each Obligor and the Insurance Affiliate, which it may reasonably request;

(v) searches of the Uniform Commercial Code, tax lien, real property and other records as Lender may require;

(w) a Compliance Certificate, dated the Closing Date, confirming compliance with the covenants set forth in Sections 6.1, 6.4, 6.8, 6.9, 6,10, and 6.12;

(x) a copy of the executed agreement between CSFB and AAI waiving any default under any agreement between CSFB and AAI resulting from the execution, delivery and performance of the Loan Documents; and

(y) the Waiver of Jury Trial and Notice of Final Agreement executed by all parties thereto.

        Section 3.2       Additional Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan hereunder, unless waived by the Lender, shall be subject to the further conditions precedent that on the date of such Loan:

                (a)      the representations and warranties contained in each Loan Document shall be true and correct in all material respects on and as of the date of such Loan (both before and after giving effect to the making of and application of proceeds of such Loan) as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                (b)      to the extent that Agent Receivables are being purchased from an Eligible MGA with the proceeds of such Loan, the representations and warranties of such Eligible MGA contained in the Receivables Purchase Agreement are true and correct in all material respects on and as of the date of such Loan as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                (c)      each Obligor has complied in all material respects with all conditions contained in the Loan Documents to which it is a party or it or its property is subject, and such Obligor has performed in all material respects all agreements contained in the Loan Documents to which it is a party or it or its property is subject that are required to be performed by such Obligor;

(d) there does not exist any Default or Event of Default;

                (e)      since the date of the last Loan under this Agreement (or if no Loan has occurred, since September 30, 2003), there has occurred no event that could reasonably be expected to have a Materially Adverse Effect; and

(f) the Lender shall have received a duly executed Notice of Borrowing in the form of Exhibit F and a duly executed Borrowing Base Certificate in the form of Exhibit M.

        Section 3.3       Additional Condition Precedent to Initial Loan. The obligation of the Lender to make the initial Loan hereunder, unless waived by the Lender, shall be subject to the further condition precedent that on the date of such Loan the Lender’s counsel shall receive reimbursement for its reasonable fees and expenses rendered through the date of such Loan; provided, Borrower shall not be liable for such fees and expenses related to the negotiation and preparation of the Loan Documents in an aggregate amount greater than $60,000.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        The Borrower, AAI and NCM hereby represent and warrant, as to itself and its Subsidiaries, as applicable, the following:

        Section 4.1       Incorporation, Good Standing and Due Qualification. Each Obligor and each of its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other power, authority, licenses and permits to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation (or other entity) and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect. Each Obligor has all requisite corporate or other power and authority to execute and deliver and to perform all of its obligations under the Loan Documents to which it is a party or it or its property is subject.

        Section 4.2       Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party or it or its property is subject have been duly authorized by all necessary corporate or other action and do not and will not (a) violate any provisions of its certificate of incorporation or by-laws (or comparable charter or governance documents); violate any provision of, or, except as described on Schedule 4.2, require any filing, registration, consent or approval under, any material law, rule, regulation (including without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon such Obligor or any Subsidiary of such Obligor; (c) except as described on Schedule 4.2, result in a breach of, or constitute a Default or Event of Default or require any consent under, any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which such Obligor or any Subsidiary of such Obligor is a party or by which it or its Properties may be bound; or (d) except for Liens created by the Loan Documents, result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by such Obligor or any of its Subsidiaries.

        Section 4.3       Legally Enforceable Agreements. Each Loan Document constitutes the legal, valid and binding obligations of the Obligor a party thereto enforceable against such Obligor in accordance with its respective terms, except to the extent that such enforcement of remedies may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 4.4       Litigation. Except as disclosed on Schedule 4.4, there are no actions, suits or proceedings or investigations (other than routine examinations performed by insurance regulatory authorities) pending or, to the knowledge of the Borrower, threatened against or affecting, any Obligor or any Subsidiary of any Obligor, or any of their respective Property before any court, governmental agency or arbitrator, which, in any one case or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

        Section 4.5       Financial Disclosures.

                (a)      The Borrower has heretofore furnished to the Lender (i) its audited consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2002, with the unqualified opinion thereon of Ernst & Young LLP and (ii) its unaudited consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the quarterly period ended September 30, 2003. Such financial statements present fairly and accurately the consolidated financial position and consolidated results of operations and cash flows of the Borrower as of such date and for such period in accordance with GAAP.

                (b)      AAI has heretofore furnished to the Lender (i) the audited consolidated balance sheet and statements of income, stockholders’ equity and cash flows for AAI as of and for the fiscal year ended December 31, 2002, with the unqualified opinion thereon of Ernst & Young LLP and (ii) the unaudited consolidated balance sheet and statements of income, stockholders’ equity and cash flows for AAI as of and for the quarterly period ended September 30, 2003. Such financial statements present fairly and accurately the consolidated financial position and consolidated results of operations and cash flows of AAI as of such date and for such period in accordance with GAAP.

                (c)      AAI has heretofore furnished to the Lender (i) the audited consolidated balance sheet and statements of income, stockholders’ equity and cash flows of each of FLICA and NFL as of and for the fiscal year ended December 31, 2002, with the unqualified opinion thereon of Ernst & Young LLP and (ii) the unaudited consolidated balance sheet and statements of income, stockholders’ equity and cash flows of each of FLICA and NFL, respectively, as of and for the quarterly period ended September 30, 2003. Such financial statements present fairly and accurately the consolidated financial position and consolidated results of operations and cash flows of each of FLICA and NFL as of such date and for such period in accordance with SAP.

        Section 4.6       Material Adverse Effect. From September 30, 2003 to the date of this Agreement, no event or circumstance has occurred that has had or could reasonably be expected to have a Materially Adverse Effect.

        Section 4.7       Taxes. Each Obligor and each of its Subsidiaries has filed (or had filed on its behalf) all federal and all other material tax returns required to be filed, has paid all due and payable taxes, assessments and governmental charges and levies, including interest and penalties, shown to be due in such returns or imposed upon it or upon its Properties, and has made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable, except with respect to taxes which are being contested in good faith by such Obligor or Subsidiary and for which such Person has established and maintains adequate reserves for payment. To the best knowledge of such Obligor or Subsidiary, there is no tax assessment contemplated or proposed by any governmental agency against such Obligor or Subsidiary that could reasonably be expected to have a Materially Adverse Effect, other than, as of each date subsequent to the Closing Date, such contemplated or proposed tax assessments with respect to which (a) such Obligor or Subsidiary has promptly notified Lender in writing of its knowledge and (b) such Obligor or Subsidiary has in good faith commenced, or intends to commence within the time period permitted by the applicable law or regulation, and thereafter diligently pursued or will pursue, as the case may be, appropriate proceedings in opposition to such assessment. Neither any Obligor nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Obligor or Subsidiary, or is aware of any circumstances that would cause the taxable years or other taxable periods of such Obligor or Subsidiary not to be subject to the normally applicable statute of limitations.

        Section 4.8        Subsidiaries and Ownership of Stock. The Borrower has no Subsidiaries.

        Section 4.9       Credit Arrangements. Schedule 4.9 is a complete and correct list, as of the date hereof, of all credit agreements, indentures, guaranties, Capital Lease Obligations, mortgages, and other material instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which each Obligor and each of its Subsidiaries is in any manner directly or contingently obligated, other than trade payables in the ordinary course of business; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are therein set forth and are correctly stated as of the date hereof, and all Liens given or agreed to be given as security therefor are therein set forth and are correctly described or indicated in such Schedule.

        Section 4.10     Compliance with Laws and Agreements. Each Obligor and each of its Subsidiaries is in compliance with all applicable laws (including without limitation Environmental Laws, tax laws and ERISA), regulations and orders of any governmental authority and all indentures, agreements and other instruments to which any of them is a party, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Materially Adverse Effect.

        Section 4.11     Investment and Holding Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

        Section 4.12     Margin Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of buying or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any such margin stock.

        Section 4.13     Agent Receivables. All Agent Receivables and all books, records and documents relating thereto are and will be genuine and in all respects what they purport to be; the amount of each Agent Receivable shown on the books and records of the Borrower (as adjusted on the books and records of the Borrower, from time to time, to reflect payments received by the Borrower with respect to such Agent Receivable) represented as owing or to be owing at maturity by each Agent is and will, be the correct amount actually owing or to be owing by such Agent at maturity. Neither Borrower nor NCM has knowledge of any fact which would impair the validity or collectibility of aggregate Agent Receivables, net of the allowance for doubtful accounts established by Borrower in accordance with GAAP, except to the extent that such impairment could not reasonably be expected to have a Materially Adverse Effect.

        Section 4.14     Disclosure. Neither this Agreement nor any other document or financial information furnished to the Lender (since the delivery to the Lender of the Borrower’s financial statements of Borrower’s fiscal year ended December 31, 2001) by or on behalf of any Obligor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to any Obligor and not known to the public generally which materially adversely affects its assets or in the future may (so far as such Obligor can now reasonably foresee) result in a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to Lender by or on behalf of such Obligor prior to the date hereof in connection with the transactions contemplated hereby.

        Section 4.15      Solvency. Each Obligor and each Insurance Affiliate is, and AAI and its Subsidiaries on a consolidated basis are, Solvent.

        Section 4.16     AAI Agreements.

                (a)      Attached as Schedule 4.16(a) is a complete and correct list of all documents and agreements effective as of the Closing Date related to all capital stock and other equity interest (including rights to acquire capital stock and other equity interest) of AAI;

(b) Attached as Exhibit L1 is a complete and correct copy of each document and agreement described on Schedule 4.16(a);

(c) No document or agreement described on Schedule 4.16(a) has been amended or restated, unless the amendment or restatement is attached as Exhibit L1;

(d) Attached as Schedule 4.16(b) is a complete and correct list of all documents and agreements effective as of the Closing Date related to all Debt of AAI;

(e) Attached as Exhibit L2 is a complete and correct copy of each document and agreement described on Schedule 4.16(b);

(f) No document or agreement described on Schedule 4.16(b) has been amended or restated, unless the amendment or restatement is attached as Exhibit L2; and

(g) No default or event of default exists with respect to an document or agreement described on Schedule 4.16(a) or 4.16(b) or attached as Exhibit L1 or L2.

        Section 4.17     Financial Statements. A copy of the most recent financial statements required by Sections 5.8(a), (b), (c), (d), and (e), and the opinion of the auditors delivered with respect to such financial statements have been delivered to Lender.

ARTICLE V

AFFIRMATIVE COVENANTS

        During the term of this Agreement, and until performance, payment and/or satisfaction in full of the Obligations and the termination of the Lender’s obligation to extend credit to the Borrower, each of the Borrower, AAI and NCM covenants and agrees that, as to itself, it shall, and shall cause each of its Subsidiaries that is an Obligor or an Insurance Affiliate to, unless the Lender otherwise consents in writing:

        Section 5.1       Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required from time to time, and maintain all licenses required to conduct its business, except where failure to be so qualified would not have a Materially Adverse Effect.

        Section 5.2        Conduct of Business. Continue to engage in a business of the same general type as conducted by it on the date of this Agreement.

        Section 5.3       Maintenance of Properties. Preserve and maintain its property in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

        Section 5.4       Maintenance of Records. Keep accurate and complete records and books of account, in which complete entries will be made in accordance with GAAP or SAP, as appropriate, reflecting all financial transactions of such Obligor or Insurance Affiliate.

        Section 5.5       Maintenance of Insurance. Maintain professional liability insurance or indemnity coverage which is prudent and commercially reasonable with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations; provided that such insurance may be obtained from Affiliates of the Borrower.

        Section 5.6       Compliance With Laws. Comply in all respects with all applicable laws, rules, regulations and orders, except where the failure to so comply could not reasonably be expected to have a Materially Adverse Effect. Such compliance shall include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or upon its Property (and all penalties and other costs, if any, related thereto), unless contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

        Section 5.7       Right of Inspection. From time to time upon prior notice and in accordance with customary standards and practices within the banking industry (including, without limitation, upon any Event of Default or whenever the Lender may have reasonable cause to believe that an Event of Default has occurred and is continuing), each Obligor and Insurance Affiliate shall permit the Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the Properties of, such Obligor or Insurance Affiliate to discuss the affairs, finances and accounts of such Obligor or Insurance Affiliate and with its officers and directors and such Obligor’s or Insurance Affiliate’s independent accountants, and to make such verification concerning such Obligor or Insurance Affiliate as may be reasonable under the circumstances, and upon request, furnish promptly to the Lender true copies of all financial information made available to Senior Officers of such Obligor or Insurance Affiliate; provided, that the Lender shall use reasonable efforts to not materially interfere with the business of such Obligor or Insurance Affiliate and shall treat all information obtained pursuant to this Section, in accordance with Section 8.15.

        Section 5.8        Reporting Requirements. The Borrower, AAI, NCM, as appropriate, shall furnish to the Lender:

                (a)      Annual GAAP Statements of Borrower and AAI. Within 105 days following the end of the Borrower’s and AAI’s respective fiscal years, copies of the audited financial statements of the Borrower and AAI, respectively, including the balance sheet of the Borrower and AAI, respectively, as at the close of such fiscal year; the statement of operations and statements of stockholders’ equity and cash flows, in each case of the Borrower and AAI, respectively, for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with GAAP, all in reasonable detail and accompanied by an opinion of Ernst & Young LLP or other firm of independent public accountants selected by the Borrower and AAI, respectively, and reasonably acceptable to the Lender, to the effect that the financial statements have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and present fairly in all material respects in accordance with GAAP the financial condition of the Borrower and AAI, respectively, as of the end of such fiscal year and the results of its operations for the fiscal year then ended and that the examination of such independent public accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances.

                (b)      Annual SAP Statements of Insurance Affiliates. Within ninety days following the end of each Insurance Affiliate’s fiscal year, copies of the audited financial statements of such Insurance Affiliate, including the balance sheet of such Insurance Affiliate as at the close of such fiscal year, the statement of operations and statement of shareholders’ equity and cash flows, in each case of such Insurance Affiliate for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with SAP, all in reasonable detail and accompanied by an opinion of Ernst & Young or other firm of independent public accountants, selected by such Insurance Affiliate and reasonably acceptable to the Lender, to the effect that the financial statements have been prepared in accordance with SAP (except for changes in application in which such accountants can occur) and present fairly in all material respects in accordance with SAP, the financial condition of such Insurance Affiliate as of the end of such fiscal year and the result of its operations for the fiscal year then ended, and that the examination of such independent public accountants in connection with such financial statements have been made in accordance with generally accepted auditing standards, and, accordingly, including such tests as to the accounting records and such other auditing procedures as were considered necessary under the circumstances.

                (c)      Quarterly GAAP Statements of Borrower, AAI and NCM. As soon as available, and in any event within fifty days after the end of each quarterly fiscal period of the Borrower, AAI and NCM, respectively, copies of the unaudited balance sheet of the Borrower, AAI and NCM at the end of such fiscal quarter, and the unaudited statement of operations and statements of stockholders’ equity and cash flows of the Borrower, AAI and NCM, respectively, for such fiscal quarter and the portion of such fiscal year ended with such fiscal quarter, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with GAAP all in reasonable detail and certified by a Senior Officer of such company as presenting fairly in accordance with GAAP the financial condition of the Borrower, AAI and NCM, respectively, as of the end of such period and the results of operations for such period, subject only to normal year-end accruals and audit adjustments and the absence of footnotes.

                (d)      Actuarial Opinion of Insurance Affiliates. With respect to each Insurance Affiliate, as soon as available and in any event within (i) seventy-five days after the close of each fiscal year of such Insurance Affiliate, a copy of the “Statement of Actuarial Opinion”, and (ii) seventy-five days after the close of each fiscal year of such Insurance Affiliate, a copy of the “Management Discussion and Analysis” for such Insurance Affiliate, each prepared in accordance with SAP for such fiscal year and as filed with the applicable Insurance Regulator in compliance with the requirements thereof (or a report containing equivalent information for such Insurance Affiliate if such Insurance Affiliate is not so required to file the foregoing with the applicable Insurance Regulator).

                (e)      Convention Statements. With respect to each Insurance Affiliate, within fifteen days after the first to occur of (i) the required filing date (as established by law or the applicable Insurance Commissioner), and (ii) the date on which actually filed, annual financial statements prepared in the form of convention blanks prescribed by NAIC, as filed with each Insurance Commissioner.

                (f)      Quarterly Regulatory Statements. As soon as available, and in any event within sixty days after the end of each quarterly fiscal period of each life insurance company owned by AAI, the quarterly financial statements for such insurance company in the form of the quarterly financial statements prescribed by NAIC.

                (g)      Management Letters. Promptly upon receipt thereof, copies of any reports or management letters relating to the internal financial controls and procedures delivered to any Obligor or Insurance Affiliate by any independent certified public accountant in connection with examination of the financial statements of such Obligor or Insurance Affiliate.

                (h)      Notice of Litigation. Promptly after the commencement thereof, notice of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against any Obligor or Insurance Affiliate, (A) which, if determined adversely to such Obligor or Insurance Affiliate, could reasonably be expected to have a Materially Adverse Effect, or (B) commenced by any creditor or lessor under any written credit or lease agreement with respect to borrowed money or material lease which asserts a default thereunder on the part of such Obligor or Insurance Affiliate.

                (i)      Notices of Default. As soon as practicable and in any event within ten days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower or other Obligor with respect thereto.

                (j)      Other Filings. Promptly upon the filing thereof and at any time upon the reasonable request of the Lender, permit the Lender the opportunity to review copies of all reports, including annual reports, and notices which any Obligor or Insurance Affiliate files with or receives from the Pension Benefit Guaranty Corporation or the U.S. Department of Labor under ERISA; and as soon as practicable and in any event within fifteen days after such Obligor or Insurance Affiliate knows or has reason to know that any Reportable Event or prohibited transaction has occurred with respect to any employee benefit plan or that the Pension Benefit Guaranty Corporation or such Obligor or Insurance Affiliate has instituted or will institute proceedings under Title IV of ERISA to terminate any employee benefit plan, such Obligor or Insurance Affiliate will deliver to the Lender a certificate of a Senior Officer of such Obligor or Insurance Affiliate setting forth details as to such Reportable Event or prohibited transaction or employee benefit plan termination and the action such Obligor proposes to take with respect thereto.

(k) Borrowing Base Certificate. Within twenty days following the end of each month, a Borrowing Base Certificate dated as of the end of such month.

                (l)      Tax Shelter Regulations. If the Borrower determines to treat the Loans as a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), Borrower will promptly notify the Lender thereof. If the Borrower so notifies the Lender, the Borrower acknowledges that the Lender may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Lender will maintain the lists and other records required by such Treasury Regulation.

                (m)      Additional Information. Such additional information as the Lender may reasonably request concerning each Obligor and Insurance Affiliate and for that purpose all pertinent books, documents and vouchers relating to its business, affairs and Properties, including investments as shall from time to time be designated by the Lender.

        Section 5.9       Certificates.

                (a)      Officer’s Certificate. Simultaneously with each delivery of financial statements and information pursuant to Sections 5.8(a), (b), (c) and (d), the Borrower, AAI and NCM shall deliver to the Lender:

            (i)        a certificate of the Chief Financial Officer of the respective Person which will certify on behalf of such Person that such officer has reviewed the Agreement and the other Loan Documents and the condition and transactions of such Person for the period covered by such financial statements, and state that to the best of his or her knowledge such Person has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party or is subject, and that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and

            (ii)        a Compliance Certificate for the period covered by the financial statements then being delivered; provided, none of Borrower, AAI or NCM are required to deliver a Compliance Certificate with the financial information required by Section 5.8(d).

                (b)      Accountant’s Certificate. Simultaneously with each delivery of financial statements pursuant to Sections 5.8(a) and (b), the Borrower will deliver to the Lender a certificate of the independent certified public accountants who certify such statements, stating whether, in the course of their audit of the financial statements, they obtained any knowledge of a condition or event which constitutes a Default or Event of Default and the nature thereof.

        Section 5.10     Communication With Accountants. Each Obligor authorizes Lender to communicate directly with its independent certified public accountants and authorizes those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules relating to such Obligor and its Subsidiaries (including each Insurance Affiliate). If an Event of Default does not exist, the Lender will use reasonable efforts to advise such Obligor of any such communications. At or before the initial Closing Date, each Obligor shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 5.10 and indicating that a primary intent of such Obligor is for the financial statements prepared by such accountants to benefit or influence Lender and that Lender will rely upon such financial statements.

        Section 5.11     Further Assurances. Each Obligor shall take all such further actions and execute and file or record, at its own cost and expense, all such further documents and instruments as the Lender may at any time reasonably determine may be necessary or advisable; and shall do, execute, acknowledge, deliver, record, file, and register any and all such further acts, deeds, conveyances, estoppel certificates, transfers, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

        Section 5.12     Compliance With Agreements. Promptly and fully comply with all contractual obligations under all agreements, mortgages, indentures, leases and/or instruments (other than the Loan Documents) to which any one or more of the Obligors or Insurance Affiliate is a party, whether such agreements, mortgages, indentures, leases or instruments are with the Lender or another Person, except where such failure to so comply would not have a Materially Adverse Effect.

        Section 5.13     Use of Proceeds. Use proceeds of the Loans solely to (a) with respect to advances made by AAI to the Borrower and which are outstanding on the Closing Date, repay such advances and pay dividends to AAI, in an aggregate amount not to exceed $1,400,000; provided, that, subject to the other provisions of this Agreement and the other Loan Documents, this clause (a) shall not limit the Borrower’s ability to pay dividends after the Closing Date, (b) provide working capital to Borrower for purchasing Agent Receivables from time to time, (c) repay Loans made hereunder, (d) pay to the Lender interest accrued on the Loans made hereunder, (e) pay costs, expenses and charges described in Section 8.3(a) and other Obligations, (f) pay other operating expenses of the Borrower incurred in the ordinary course of business and (g) pay reasonable costs, expenses and charges of outside legal counsel to the Borrower, AAI and each Eligible MGA incurred in connection with the preparation, negotiation and regulatory approval of the Loan Documents.

ARTICLE VI

NEGATIVE COVENANTS

        During the term of this Agreement, and until performance, payment and/or satisfaction in full of the Obligations and the termination of the Lender’s obligation to extend credit to the Borrower, the Borrower covenants and agrees that Borrower shall not, unless the Lender otherwise consents in writing:

        Section 6.1        Debt. Create, incur, assume or suffer to exist any Debt, except:

                       (a)        Debt of the Borrower under this Agreement and the Note;

                       (b)        Debt permitted under Section 6.2; and

                       (c)        Subordinated Debt of the Borrower.

        Section 6.2       Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, or to supply or advance any funds, or an agreement to cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

        Section 6.3       Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its Properties, now owned or hereafter acquired, except (the following being referred to herein as “Permitted Liens”):

                (a)      Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                (b)      Liens imposed by law, such as mechanic’s, materialmen’s, landlord’s, warehousemen’s and carrier’s Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than forty-five (45) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(c) Liens or deposits under workers’ compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                (d)      judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                (e)      easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower of its Property or assets encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto; and

(f) Liens created pursuant to the Loan Documents.

        Section 6.4       Investments. The Borrower will not make any Investment in any other Person, except for Permitted Investments.

        Section 6.5       Mergers and Consolidations and Acquisitions of Assets. Merge or consolidate with any Person (whether or not Borrower is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person.

        Section 6.6       Sale of Assets. Sell, lease or otherwise dispose of any material assets, except in the ordinary course of business and except for dividends not representing a return of capital paid by the Borrower on shares of its capital stock; provided, no Default or Event of Default shall exist either prior to or after giving effect to any such dividend.

        Section 6.7      Stock. Issue any additional shares of the Borrower's capital stock to any Person.

        Section 6.8       Transactions With Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, or any Person that owns or holds 5% or more of the outstanding common stock of the Borrower, other than (a) the Receivables Purchase Agreement, (b) agreements related to the providing to the Borrower of any management, operations, accounting or similar services so long as payment to or for the benefit of (by payment of cash or transfer of other property, incurrence of Debt, or otherwise) and fees and costs payable to or for the benefit of AAI or any of its Subsidiaries do not exceed $2,000 per month, (c) intercompany advances made by the Borrower to NCM from time to time, and (d) transactions with AAI and Affiliates of AAI on terms at least as favorable to the Borrower as would be the case in an arm’s length transaction between unrelated parties of equal bargaining power.

        Section 6.9      Capital Expenditures. Make or permit to be made, or commit to make any Capital Expenditure.

        Section 6.10     Minimum GAAP Net Worth. At any time, permit GAAP Net Worth of the Borrower to be less than $3,500,000.

        Section 6.11     Borrowing Base. At any time that the principal amount of the Loans outstanding under this Agreement exceeds the Borrowing Base, fail to comply with the provisions of Section 2.5.

        Section 6.12     Receivables Purchase Agreement. Amend, modify or waive any material provision of the Receivables Purchase Agreement.

ARTICLE VII

EVENTS OF DEFAULT

        Section 7.1       Events of Default. Any of the following events shall be an "Event of Default":

                (a)      the Borrower shall fail to pay any principal amount when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, or Borrower shall fail to pay any premium or interest, or any fees or other amounts payable hereunder, within five days after the date due;

(b) any Obligor shall fail to perform or observe any term, covenant, or agreement on its part to be performed or observed in Article VI or Sections 5.1, 5.7, 5.8, 5.9, or 5.13;

                (c)      the representations and warranties made by any Obligor in any Loan Document, or which is contained in any certificate, document, financial or other written statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made;

                (d)      the representations and warranties made by CSFB in the Intercreditor Subordination Agreement, or which is contained in any certificate, document, financial or other written statement furnished by CSFB at any time under or in connection therewith shall prove to have been incorrect in any material respect on or as of the date made;

                (e)      any Obligor shall fail to perform or observe any term, covenant, or agreement on its part to be performed or observed in any Loan Document (other than any failure to perform or observe as described in Sections 7.1(a) or (b)) and such failure shall continue unremedied for thirty (30) days;

                (f)      CSFB shall fail to perform or observe any term, covenant, or agreement on its part to be performed or observed by CSFB in the Intercreditor Subordination Agreement or any other agreement related thereto;

(g) any default by any Eligible MGA under the Receivables Purchase Agreement that has, or could reasonably be expected to have, a Materially Adverse Effect;

                (h)      any material provision of the Receivables Purchase Agreement shall at any time for any reason have ceased to be valid and binding on any Eligible MGA or shall be declared to be null and void by any court or other Person having jurisdiction;

(i) any default by any Agent under any Agent Contract that has, or could reasonably be expected to have, a Materially Adverse Effect;

                (j)      any material provision of any Agent Contract shall at any time for any reason have ceased to be valid and binding on the Agent party thereto or any Agent Contract shall be declared to be null and void by any court or other Person having jurisdiction or the Agent party thereto shall deny that it has any or further liability or obligation under the Agent Contract, if the occurrence of such event has, or could reasonably be expected to have a Materially Adverse Effect;

                (k)      if any Obligor or any Insurance Affiliate shall (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money (other than the payment Obligations described in (a) above), of such Person, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and after giving effect to any grace period provided); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed and such failure continues after any applicable notice and grace period, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of the maturity of such indebtedness, or (iii) any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, that it shall not be a Default or Event of Default under this Section 7.1(k) unless the aggregate principal amount of indebtedness described in clauses (i) through (iii) above shall exceed $100,000;

                (l)      any Obligor or any Insurance Affiliate (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced against it in which an adjudication or appointment is made or order for relief is entered; or (v) shall be the subject of any proceeding under which all or substantially all of its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under this Agreement); or (vi) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vii) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty consecutive days or more; or (viii) shall enter into any transaction with the intent to hinder, delay or defraud any creditor;

                (m)      AAI or any holder of capital stock or other equity interest of AAI elects to convert any of such capital stock or other equity interest into debt of AAI or any distribution representing a return of capital is declared or made with respect to any capital stock or other equity interest of AAI;

                (n)      (i) any Insurance Commissioner shall apply for an order pursuant to any section of the applicable insurance code, directing the rehabilitation, conservation or liquidation of any Insurance Affiliate, and any such application shall not be dismissed or otherwise terminated during a period of thirty consecutive days, or a court of competent jurisdiction shall enter an order granting the relief sought; or (ii) any Insurance Commissioner shall file a complaint or petition pursuant any applicable insurance code seeking the dissolution of any Insurance Affiliate, and such complaint or petition is not dismissed or otherwise terminated for a period of thirty consecutive days, or a court of competent jurisdiction shall order the dissolution of any Insurance Affiliate;

                (o)      one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall have been rendered against any Obligor or any Insurance Affiliate (excluding judgments which are covered by insurance other than self-insurance) and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of sixty consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                (p)      any material provision of any Loan Document shall at any time for any reason have ceased to be valid and binding on any party thereto (other than the Lender) or shall be declared to be null and void by any court or other Person having jurisdiction;

                (q)      the validity or enforceability of any Loan Document shall be contested by any party thereto (other than the Lender) or any party thereto (other than the Lender), shall deny it has any further liability or obligation thereunder;

(r) FLICA or NFL shall issue additional capital stock to any Person;

(s) Any Insurance Affiliate makes any Investment in any Person, except Permitted Investments;

(t) Risk-Based Capital for either of FLICA or NFL is less than 225% at any time;

(u) a Change in Control shall have occurred;

                (v)      any person holding the office of president, chief financial officer or chief operating officer of Borrower or AAI exercising the authority assigned to such office on the Closing Date shall at any time after the Closing Date either not hold such office or exercise the authority assigned to such office on the Closing Date and a replacement (reasonably acceptable to the Lender in its discretion) for such person is not exercising the authority assigned to such person or office within 120 days after such person ceased to hold such office or exercise such authority; or

                (w)      if any opinion with respect to the financial statements of the Borrower, AAI or any Insurance Affiliate (including any opinion delivered in connection with any financial statement described in Section 5.8(a) and (b)) of the independent public accounts is not unqualified or contains any going concern “emphasis” or similar emphasis.

        Section 7.2       Remedies. Without limiting any other rights or remedies of the Lender provided for elsewhere in the Loan Documents, or by applicable law, or in equity, or otherwise, if any Event of Default shall occur and be continuing, the Lender may by notice to the Borrower, (a) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, (b) declare all amounts owing under this Agreement and the Note (whether or not such Obligations be contingent or unmatured) to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 7.1(l) with respect to the Borrower, the Commitment shall be immediately terminated, and all such amounts shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1       Amendments and Waivers. No amendment or waiver of any provision of any Loan Document nor consent to any departure by any Obligor a party thereto therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and such Obligor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.

        Section 8.2       Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, Lender shall never be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal by the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 8.2 shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

        Section 8.3      Expenses, Indemnities.

                (a)      Unless otherwise agreed in writing, the Borrower shall promptly reimburse the Lender for all reasonable costs, expenses and charges (including without limitation reasonable fees and charges of its attorneys and auditors) actually incurred by the Lender in connection with the preparation and negotiation of the Loan Documents. Such reimbursement obligation will not exceed $60,000 without the Borrower’s consent. The Borrower shall promptly reimburse the Lender for all reasonable costs, expenses and charges (including without limitation, reasonable fees and charges of external legal counsel for the Lender) actually incurred by the Lender in connection with the performance, modification and amendment of the Loan Documents. The Borrower shall promptly reimburse all reasonable costs and expenses (including reasonable counsel fees and expenses), if any, incurred by the Lender in connection with the enforcement, including without limitation the enforcement of judgments (whether through negotiations, legal proceedings or otherwise) of the Loan Documents. Until paid, the amount of any cost, expense or charge shall constitute, together with all accrued interest thereon, part of the Obligations.

                (b)      THE BORROWER SHALL INDEMNIFY THE LENDER AGAINST ANY AND ALL LOSSES, COSTS OR EXPENSES WHICH THE LENDER MAY AT ANY TIME OR FROM TIME TO TIME SUSTAIN OR INCUR AS A CONSEQUENCE OF (i) ANY FAILURE BY THE BORROWER TO PAY, PUNCTUALLY ON THE DUE DATE THEREOF, ANY AMOUNT PAYABLE BY THE BORROWER TO THE LENDER HEREUNDER OR (ii) THE ACCELERATION, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, OF THE TIME OF PAYMENT OF ANY OF THE OBLIGATIONS. SUCH LOSSES, COSTS OR EXPENSES MAY INCLUDE, WITHOUT LIMITATION, (i) ANY COMMERCIALLY REASONABLE COSTS INCURRED BY THE LENDER IN CARRYING FUNDS TO COVER ANY OVERDUE PRINCIPAL, OVERDUE INTEREST, OR ANY OTHER OVERDUE SUMS PAYABLE BY THE BORROWER TO THE LENDER OR (ii) ANY LOSSES INCURRED OR SUSTAINED BY THE LENDER IN LIQUIDATING OR REEMPLOYING FUNDS ACQUIRED BY THE LENDER FROM THIRD PARTIES, EXCEPT TO THE EXTENT CAUSED BY THE LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                (c)      THE BORROWER SHALL INDEMNIFY THE LENDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND AFFILIATES FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS OR EXPENSES INCURRED BY ANY OF THEM ARISING OUT OF OR BY REASON OF ANY INVESTIGATION OR LITIGATION OR OTHER PROCEEDINGS (INCLUDING ANY THREATENED INVESTIGATION OR LITIGATION OR OTHER PROCEEDINGS) RELATING TO ANY TRANSACTION CONTEMPLATED BY THE LOAN DOCUMENTS, ANY ACTIONS OR OMISSIONS OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS IN CONNECTION WITH THE LOAN DOCUMENTS, OR ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE LOAN PROCEEDS, INCLUDING WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION OR LITIGATION OR OTHER PROCEEDINGS (BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED).

                (d)      THE BORROWER SHALL INDEMNIFY THE LENDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND AFFILIATES FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL, ENGINEERS OR SIMILAR PROFESSIONALS) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST THE LENDER OR ANY SUCH PARTY IN CONNECTION WITH OR ARISING OUT OF OR RELATING TO (i) THE LENDER’S COMPLIANCE WITH ANY ENVIRONMENTAL LAW WITH RESPECT TO THE PROPERTIES OR OPERATIONS OF THE BORROWER OR ANY OF ITS SUBSIDIARIES, (ii) ANY NATURAL RESOURCE DAMAGES, GOVERNMENTAL FINES OR PENALTIES OR OTHER AMOUNTS MANDATED BY ANY GOVERNMENTAL AUTHORITY, COURT ORDER, DEMAND OR DECREE IN CONNECTION WITH THE DISPOSAL BY THE BORROWER OR ANY OF ITS SUBSIDIARIES EITHER ON-SITE OR OFF-SITE (INCLUDING LEAKAGE OR SEEPAGE FROM ANY SUCH SITE INCLUDING THIRD PARTY TREATMENT FACILITIES) OF POLLUTANTS, CONTAMINANTS OR HAZARDOUS WASTES AND (iii) ANY PERSONAL INJURY OR PROPERTY DAMAGE TO THIRD PARTIES RESULTING FROM SUCH POLLUTANTS, CONTAMINANTS OR HAZARDOUS WASTES.

        Section 8.4       Term; Survival. This Agreement shall continue in full force and effect until payment in full of the Obligations and termination of all obligations of the Lender to extend credit pursuant to this Agreement. If at any time any payment of the principal of or interest on the Note, any of the other Obligations, or any other amount payable by any Obligor under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Obligor or otherwise, the obligations of each Obligor under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time. No termination of this Agreement or any other Loan Document shall in any way affect or impair the rights and obligations of the parties hereto relating to any transactions or events prior to such termination date, and all warranties and representations of each Obligor shall survive such termination. All representations and warranties made hereunder and in any document, certificate, or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement or the Note and not be waived by, the execution hereof by Lender, any investigation or inquiry by Lender, or by the making of any Loan under this Agreement (except to the extent expressly waived by the Lender in writing). The obligations of the Borrower under Section 8.3 shall survive the repayment of the Loans and the termination of the Commitment.

        Section 8.5       Reliance by Lender. Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any board resolution, written notice, consent, certificate, affidavit, letter, e-mail, cablegram, telegram, telex or teletype message, order, or other document reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel reasonably selected or consented to by Lender.

        Section 8.6       Assignment; Participations. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Subject to the consent of the Insurance Commissioner, if required, the Lender may (a) sell participations in any Loan, (b) upon ten (10) days’ notice to the Borrower may assign all, but not a part, of any Loan to another lender, (c) without notice to the Borrower may assign all or any part of any Loan to any Affiliate of the Lender, or (d) with the prior written consent of the Borrower, which consent will not unreasonably be withheld, may assign less than all of any Loan to another lender, in which event (i) in the case of an assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Lender hereunder; and (ii) in the case of a participation, the participant shall have no rights under this Agreement or the Note. The agreement executed by the Lender in favor of any participant shall not give such participant the right to require the Lender to take or omit to take any action hereunder except action directly relating to (a) the extension of a regularly scheduled payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (b) the reduction of the principal amount allocated to such participant or (c) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Lender. The Lender may furnish any information concerning the Borrower in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants); provided that the Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information in accordance with the provisions set forth in Section 8.15.

        Section 8.7       Notices. All notices, requests, demands and other communications provided for herein shall be in writing and shall be (a) hand delivered; (b) sent by certified, registered or express United States mail, return receipt requested, or reputable next-day courier service; or (c) given by telex, telecopy, telegraph or similar means of electronic communication. All such communications shall be effective upon the receipt thereof. Notices shall be addressed to each Obligor and the Lender at their respective addresses set forth on the signature pages of this Agreement, or to such other address as such Obligor or the Lender shall theretofore have transmitted to the other party in writing by any of the means specified in this Section.

        Section 8.8       Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final, and regardless of whether such balances are then due to the Borrower) held by it for the account of the Borrower at any of the Lender’s offices, in Dollars or in any other currency, against any amount payable by the Borrower under this Agreement or the Note that is not paid when due, taking into account any applicable grace period, in which case it shall promptly notify the Borrower thereof; provided that the Lender’s failure to give such notice shall not affect the validity thereof.

        Section 8.9      Jurisdiction; Immunities; Wavier of Jury Trial.

                (a)      EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY TEXAS STATE OR UNITED STATES FEDERAL COURT SITTING IN BEXAR COUNTY, TEXAS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITY AGREEMENT, ANY PLEDGE AGREEMENT, THE GUARANTY, THE RECEIVABLES PURCHASE AGREEMENT OR THE NOTE, AND EACH OBLIGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR FEDERAL COURT. EACH OBLIGOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH OBLIGOR AT ITS ADDRESS SPECIFIED IN SECTION 8.7. EACH OBLIGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OBLIGOR FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH OBLIGOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE LENDER SHALL BE BROUGHT ONLY IN TEXAS STATE OR UNITED STATES FEDERAL COURTS SITTING IN BEXAR COUNTY, TEXAS.

                (b)      EACH OBLIGOR AND THE LENDER HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER ENTERING INTO THIS AGREEMENT AND MAKING THE LOANS HEREUNDER.

                (c)      EACH OBLIGOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT AND THAT IT IRREVOCABLY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS AND THE ENFORCEMENT OF ANY OF THE LENDER’S RIGHTS AND REMEDIES.

                (d)      Nothing in this Section shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against any Obligor or its Property in the courts of any other jurisdictions.

        Section 8.10     Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

        Section 8.11     Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

        Section 8.12     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

        Section 8.13     Integration. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Section 8.14     GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND FEDERAL LAWS APPLICABLE TO NATIONAL BANKS; PROVIDED, HOWEVER, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE SHALL NOT APPLY TO THE LOANS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        Section 8.15     Confidentiality. Subject to the following sentence, the Lender (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) and any assignee of the Lender becoming a party to this Agreement agrees to use its best efforts, consistent with its normal procedures for handling confidential information in accordance with safe and sound bank practices, to retain in confidence and not disclose without the prior written consent of the Borrower any written information about the Borrower obtained pursuant to the requirements of this Agreement, except as permitted under Section 8.6. Notwithstanding the foregoing, the Lender and its Affiliates (a) may disclose or otherwise use such information to the extent that such information is required in any application, report, statement or testimony submitted to any governmental agency having or claiming to have jurisdiction over the Lender and its Affiliates, (b) may disclose or otherwise use such information to the extent that such information is required in response to any summons or subpoena or in connection with any litigation affecting the Lender and its Affiliates, (c) may disclose or otherwise use such information to the extent that such information is reasonably believed by the Lender or such Affiliate (after notification to the Borrower, unless such notification is prohibited by law) to be required in order to comply with any law, order, regulation, or ruling applicable to the Lender or such Affiliate, (d) may disclose or otherwise use such information to the extent that such information becomes publicly available, and (e) as provided in Section 8.6. Notwithstanding anything herein to the contrary, the Borrower and the Lender (and each Affiliate and Person acting on behalf of any such party) agree that each party (and each employee, representative and other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of this transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party of such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable Federal or state securities law.

        Section 8.16     Authorization of Third Parties to Deliver Opinions, Etc. Each Obligor hereby authorizes and directs each Person whose preparation or delivery to the Lender of any opinion, report or other information is a condition or covenant under this Agreement (including under Articles IV, V, and VI) to so prepare or deliver such opinion, report or other information for the benefit of the Lender. Each Obligor agrees to confirm such authorizations and directions provided for in this Section 8.16 from time to time as may be requested by the Lender.

        Section 8.17     USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

        Section 8.18     State of Making and Performance. The parties hereto agree that this Agreement is being made and is to be performed in the State of Texas.

        THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ASCENT FUNDING, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

ASCENT ASSURANCE, INC.
By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

NATIONALCARE® MARKETING, INC.
By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

Address for Notices:
Ascent Assurance, Inc.
3100 Burnett Plaza, Unit 33
801 Cherry Street
Fort Worth, TX 76102
Attn: Chief Financial Officer
Telecopier No.: (817) 878-3880

With a copy to:
Patrick O’Neill
General Counsel
Ascent Assurance, Inc.
3100 Burnett Plaza, Unit 33
801 Cherry Street
Fort Worth, Texas 76102
Telecopier No.: (817) 878-3880

THE FROST NATIONAL BANK

By: /s/ J. Carey Womble
Print Name: J. Carey Womble
Print Title: Senior Vice president

Address for Notices:
777 Main Street
Fort Worth, TX 76102
Attn: M. Adam Palmer
Telecopier No.: (817) 420-5250
and
100 West Houston Street
San Antonio, Texas 78205
Attn: Kathy Hargrave
Telecopier No.: (210) 220-4258

With a copy to (which shall not constitute notice to the Lender):
Winstead Sechrest & Minick P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, TX 7527
Attn:
James R. Littlejohn
Telecopier No.: (214) 745-5390

GUARANTY AGREEMENT

        THIS GUARANTY AGREEMENT (“Guaranty”) is made as of December 31, 2003, by Guarantor (as hereinafter defined) for the benefit of Lender (as hereinafter defined).

        1.        Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

(a) “Lender” means THE FROST NATIONAL BANK, a national banking association, whose address for notice purposes is the following:

P.O. Box 1600
San Antonio, Texas 78296
Attn: Adam Palmer

(b) “Borrower” means Ascent Funding, Inc., a Delaware corporation.

(c) “Guarantor” means Ascent Assurance, Inc., a Delaware corporation, whose address for notice purposes is the following:

3100 Burnett Plaza
801 Cherry Street
Fort Worth, Tarrant County, Texas 76102
Attn: Chief Financial Officer.

            (d)        “Guaranteed Indebtedness” means (i) all Obligations now or hereafter existing of Borrower and each other Obligor under the Credit Agreement, (ii) all obligations of Borrower and each other Obligor under each other Loan Document, (iii) all other indebtedness, obligations and liabilities of Borrower and each other Obligor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several (excluding only indebtedness originally payable to or in favor of a Person other than Lender and subsequently acquired by Lender), and all indebtedness, obligations and liabilities of Borrower and each other Obligor to Lender now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (iv) all accrued but unpaid interest (including all interest that would accrue but for the existence of a proceeding under any Debtor Relief Laws) on any of the indebtedness described in this definition of “Guaranteed Indebtedness”, (v) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in this definition of “Guaranteed Indebtedness” or the protection or preservation of, or realization upon, the Collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in this definition of “Guaranteed Indebtedness.”

(e) “Credit Agreement” means the Credit Agreement dated as of December 31, 2003, among Borrower, each other Obligor, and Lender, together with all amendments and restatements thereto.

            (f)        “Loan Documents” means the Credit Agreement, each note executed pursuant to the Credit Agreement, each document securing or guaranteeing performance of the obligations of Borrower and each other Obligor under the Credit Agreement, each other document, instrument, financing statement, public notice and the like executed in connection with Liens in favor of Lender or collateral, and all other documents and instruments executed and delivered to Lender by any Obligor or any other Person in connection with the Credit Agreement, and each other document evidencing, securing, guaranteeing, governing and/or pertaining to all or any part of the indebtedness and obligations described in clause (iii) of “Guaranteed Indebtedness.”

        Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.

        2.        Obligations. As an inducement to Lender to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter. Notwithstanding anything in this Guaranty to the contrary, the obligations of Guarantor under this Guaranty shall be limited to a maximum aggregate amount equal to the largest amount that would not render Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of Guarantor pursuant to (a) applicable law, or (b) any agreement providing for rights of subrogation, reimbursement or contribution in favor of Guarantor, or for an equitable allocation among Guarantor, Borrower, any other Obligor, and any other Person of obligations arising under guaranties by such Persons.

        3.        Character of Obligations.

            (a)        This is an absolute, continuing and unconditional guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of Guarantor with respect to any and all Guaranteed Indebtedness incurred thereafter shall not be affected. This Guaranty and the Guarantor’s obligations hereunder are irrevocable. All of the Guaranteed Indebtedness shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

            (b)        Lender may, at its sole discretion and without impairing its rights hereunder, (i) apply any payments on the Guaranteed Indebtedness that Lender receives from Borrower or any other source other than Guarantor to that portion of the Guaranteed Indebtedness, if any, not guaranteed hereunder, and (ii) apply any proceeds it receives as a result of the foreclosure or other realization on any collateral for the Guaranteed Indebtedness to that portion, if any, of the Guaranteed Indebtedness not guaranteed hereunder or to any other indebtedness secured by such collateral.

            (c)        Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the existence of any other guaranty or the payment by any other guarantor of all or any part of the Guaranteed Indebtedness and Guarantor’s payment obligations hereunder shall continue (except as provided in Paragraph 23) until Lender has received payment in full of the Guaranteed Indebtedness and all obligations of Lender to extend credit to Borrower under the Loan Documents are terminated.

            (d)        Guarantor’s obligations hereunder shall not be released, diminished, impaired, reduced or affected by, nor shall any provision contained herein be deemed to be a limitation upon, the amount of credit which Lender may extend to Borrower, the number of transactions between Lender and Borrower, payments by Borrower to Lender or Lender’s allocation of payments by Borrower.

            (e)        Without further authorization from or notice to Guarantor, Lender may compromise, accelerate, or otherwise alter the time or manner for the payment of the Guaranteed Indebtedness, increase or reduce the rate of interest thereon, or release or add any one or more guarantors or endorsers, or allow substitution of or withdrawal of collateral or other security and release collateral and other security or subordinate the same; provided that, the Commitment will not be increased to greater than $3,000,000 without the prior written consent of Guarantor.

        4.        Representations and Warranties. Guarantor hereby represents and warrants the following to Lender:

            (a)        This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; and

            (b)        Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty; and

            (c)        Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Lender to provide such information to Guarantor either now or in the future; and

            (d)        Guarantor has the corporate power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any material agreement or instrument to which Guarantor is a party and with respect to which Guarantor has not obtained a waiver or consent of each such violation, (ii) any material law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) its articles or certificate of incorporation or bylaws; and

(e) Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

            (f)        The financial statements regarding Guarantor heretofore and hereafter delivered to Lender pursuant to the Credit Agreement fairly present in all material respects the consolidated financial position of Guarantor and its consolidated Subsidiaries as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements regarding Guarantor heretofore delivered to Lender since the date of the last statement thereof; and

(g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, Guarantor is and will be Solvent; and

(h) Guarantor has not entered into this Guaranty or any of the other Loan Documents to which it is a party or its property is subject with the intent to hinder, delay or defraud any creditor.

        5.        Covenants. Guarantor hereby covenants and agrees with Lender as follows:

            (a)        Guarantor shall not, so long as its obligations under this Guaranty continue, transfer or pledge any (i) material portion of its assets for less than full and adequate consideration (as reasonably determined by Guarantor’s Board of Directors), or (ii) of its assets subject or intended to be subject to a Lien in favor of Lender or its affiliates; and

(b) Guarantor shall comply with all terms and provisions of the Loan Documents to which it is a party; and

            (c)        Guarantor shall promptly inform Lender of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which could reasonably be expected to have a material adverse effect upon the financial condition of Guarantor or upon such security or could reasonably be expected to cause a default under any of the Loan Documents, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

        6.        Consent and Waiver.

            (a)        Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation (subject to the proviso of Section 3(e)), indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action by Lender, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness, any other Obligor or any other party.

            (b)        Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

            (c)        Lender may at any time (subject to the other Loan Documents), without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) change the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which may fluctuate from time to time); (iii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iv) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any of the Loan Documents; (v) exercise or refrain from exercising any rights against Borrower, any other Obligor or others, or otherwise act or refrain from acting; (vi) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Lender or others; (vii) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower and each other Obligor to Lender not guaranteed under this Guaranty; and (viii) apply any sums paid to Lender by Guarantor, Borrower, any other Obligor or others to the Guaranteed Indebtedness in such order and manner as Lender, in its sole discretion, may determine.

            (d)        Should Lender seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Lender first enforce any rights or remedies against Borrower, any other Obligor or any other Person liable to Lender for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower, any other Obligor or any other Person, or that Borrower, any other Obligor or any other Person should be joined in such cause, or (ii) Lender first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Lender’s right, at its option, to proceed against Borrower, any other Obligor or any other Person, whether by separate action or by joinder.

            (e)        IN ADDITION TO ANY OTHER WAIVERS, AGREEMENTS AND COVENANTS OF GUARANTOR SET FORTH HEREIN, GUARANTOR HEREBY FURTHER WAIVES AND RELEASES ALL CLAIMS, CAUSES OF ACTION, DEFENSES AND OFFSETS FOR ANY ACT OR OMISSION OF LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS IN CONNECTION WITH LENDER’S ADMINISTRATION OF THE GUARANTEED INDEBTEDNESS, EXCEPT FOR LENDER’S WILLFUL MISCONDUCT AND GROSS NEGLIGENCE.

        7.        Obligations Not Impaired.

            (a)        Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, Guarantor, any other Obligor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor, any other Obligor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower, any other Obligor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other Person from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise (other than as a result of payment in full in cash of the Guaranteed Indebtedness after termination of all obligations of Lender to extend credit to Borrower); (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Lender to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) subject to the other Loan Documents, any failure by Lender to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; or (x) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower, any other Obligor or any other guarantor of all or any part of the Guaranteed Indebtedness.

            (b)        This Guaranty shall be reinstated if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, or any other Obligor or other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

            (c)        None of the following shall affect Guarantor’s liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held, directly or indirectly, by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

        8.        Actions Against Guarantor. If an Event of Default exists (including the default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise), Guarantor shall, without notice or demand, promptly pay the amount due thereon to Lender, in lawful money of the United States, at Lender’s address set forth in Subparagraph 1(a) above. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower or any other Obligor is sued or in separate actions, as often as Lender deems advisable. The exercise by Lender of any right or remedy under this Guaranty, any other Loan Document or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Lender shall be admissible as evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

        9.        Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Lender contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Lender receives such notice either by: (a) personal delivery to the address and designated department of Lender identified in Subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Lender at the address shown in Subparagraph 1(a) above. In the absence of such notice to Lender by Guarantor in compliance with the provisions hereof, any sum received by Lender on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

        10.      Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in Subparagraph 1(c) above, ten (10) Business Days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

        11.      Waiver by Lender. No delay on the part of Lender in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Lender, and then only in the specific instance and for the purpose given.

        12.      Successors and Assigns. This Guaranty is for the benefit of Lender, its successors and assigns. This Guaranty is binding upon Guarantor and Guarantor’s heirs, executors, administrators, personal representatives and successors, including without limitation any Person obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

        13.      Costs and Expenses. Guarantor shall pay on demand by Lender all costs and expenses, including without limitation all reasonable attorneys’ fees, incurred by Lender in connection with the preparation (subject to Section 8.3(a) of the Credit Agreement), administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

        14.      Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

        15.      No Obligation. Nothing contained herein shall be construed as an obligation on the part of Lender to extend or continue to extend credit to Borrower.

        16.      Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specific instance and for the purpose for which given.

        17.      Cumulative Rights. All rights and remedies of Lender hereunder are cumulative of each other and of every other right or remedy which Lender may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. This Guaranty, whether general, specific and/or limited, shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty agreements by Guarantor in favor of Lender or assigned to Lender by others.

        18.      Governing Law, Venue. This Guaranty is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Guaranty. In the event of a dispute involving this Guaranty, any other Loan Document or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Bexar County, Texas.

        19.      Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty, any other Loan Document or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Lender by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum non-usurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and Lender to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum non-usurious interest rate allowed under said law.

        20.      Gender. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

        21.      Captions. The headings in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

        22.      No Subrogation. Notwithstanding any payment or payments by Guarantor hereunder or any set-off or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower, any other Obligor or any other Person or guarantee or right of offset held by Lender of the payment of the Guaranteed Indebtedness, nor shall Guarantor seek or be entitled to any reimbursement or contribution from Borrower, any other Obligor, or any other Person in respect of payments made by Guarantor hereunder, until all amounts owing to Lender by Borrower on account of the Guaranteed Indebtedness are indefeasibly paid in full in cash. If any amount shall be paid to Guarantor on account of the subrogation rights at any time when all of the Guaranteed Indebtedness has not been indefeasibly paid in full in cash, such amount shall be held by Guarantor in trust for the Guaranteed Parties, segregated from other funds of Guarantor, and shall, immediately upon receipt by Guarantor, be turned over to Lender in the exact form received by Guarantor (duly endorsed by Guarantor to Lender, if required), to be applied against the Guaranteed Indebtedness, whether matured or unmatured, in such order as Lender may determine.

        23.      Right of Revocation. Guarantor understands and agrees that Guarantor may revoke its future obligations under this Guaranty at any time by giving Lender written notice that Guarantor will not be liable hereunder for any indebtedness or obligations of Borrower incurred on or after the effective date of such revocation. Such revocation shall be deemed to be effective on the day following the day Lender receives such notice delivered either by: (a) personal delivery to the address and designated department of Lender identified in Subparagraph 1(a) above, or (b) United States mail, registered or certified, return receipt requested, postage prepaid, addressed to Lender at the address shown in Subparagraph 1(a) above. Notwithstanding such revocation, Guarantor shall remain liable on its obligations hereunder until payment in full to Lender of (a) all of the Guaranteed Indebtedness that is outstanding on the effective date of such revocation, and any renewals and extensions thereof, and (b) all loans, advances and other extensions of credit made to or for the account of Borrower on or after the effective date of such revocation pursuant to the obligation of Lender under a commitment or agreement made to or with Borrower prior to the effective date of such revocation. The terms and conditions of this Guaranty, including without limitation the consents and waivers set forth in Paragraph 6 hereof, shall remain in effect with respect to the Guaranteed Indebtedness described in the preceding sentence in the same manner as if such revocation had not been made by Guarantor.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

        EXECUTED as of the date first above written.

GUARANTOR:

ASCENT ASSURANCE, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

GUARANTY AGREEMENT

        THIS GUARANTY AGREEMENT (“Guaranty”) is made as of December 31, 2003, by Guarantor (as hereinafter defined) for the benefit of Lender (as hereinafter defined).

        1.        Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

(a) “Lender” means THE FROST NATIONAL BANK, a national banking association, whose address for notice purposes is the following:

P.O. Box 1600
San Antonio, Texas 78296
Attn: Adam Palmer

(b) “Borrower” means Ascent Funding, Inc., a Delaware corporation.

(c) “Guarantor” means NationalCare® Marketing, Inc., a Delaware corporation, whose address for notice purposes is the following:

3100 Burnett Plaza
801 Cherry Street
Fort Worth, Tarrant County, Texas 76102
Attn: Chief Financial Officer.

            (d)        “Guaranteed Indebtedness” means (i) all Obligations now or hereafter existing of Borrower and each other Obligor under the Credit Agreement, (ii) all obligations of Borrower and each other Obligor under each other Loan Document, (iii) all other indebtedness, obligations and liabilities of Borrower and each other Obligor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several (excluding only indebtedness originally payable to or in favor of a Person other than Lender and subsequently acquired by Lender), and all indebtedness, obligations and liabilities of Borrower and each other Obligor to Lender now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (iv) all accrued but unpaid interest (including all interest that would accrue but for the existence of a proceeding under any Debtor Relief Laws) on any of the indebtedness described in this definition of “Guaranteed Indebtedness”, (v) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in this definition of “Guaranteed Indebtedness” or the protection or preservation of, or realization upon, the Collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in this definition of “Guaranteed Indebtedness.”

(e) “Credit Agreement” means the Credit Agreement dated as of December 31, 2003, among Borrower, each other Obligor, and Lender, together with all amendments and restatements thereto.

            (f)        “Loan Documents” means the Credit Agreement, each note executed pursuant to the Credit Agreement, each document securing or guaranteeing performance of the obligations of Borrower and each other Obligor under the Credit Agreement, each other document, instrument, financing statement, public notice and the like executed in connection with Liens in favor of Lender or collateral, and all other documents and instruments executed and delivered to Lender by any Obligor or any other Person in connection with the Credit Agreement, and each other document evidencing, securing, guaranteeing, governing and/or pertaining to all or any part of the indebtedness and obligations described in clause (iii) of “Guaranteed Indebtedness.”

        Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.

        2.        Obligations. As an inducement to Lender to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter. Notwithstanding anything in this Guaranty to the contrary, the obligations of Guarantor under this Guaranty shall be limited to a maximum aggregate amount equal to the largest amount that would not render Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of Guarantor pursuant to (a) applicable law, or (b) any agreement providing for rights of subrogation, reimbursement or contribution in favor of Guarantor, or for an equitable allocation among Guarantor, Borrower, any other Obligor, and any other Person of obligations arising under guaranties by such Persons.

        3.        Character of Obligations.

            (a)        This is an absolute, continuing and unconditional guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of Guarantor with respect to any and all Guaranteed Indebtedness incurred thereafter shall not be affected. This Guaranty and the Guarantor’s obligations hereunder are irrevocable. All of the Guaranteed Indebtedness shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

            (b)        Lender may, at its sole discretion and without impairing its rights hereunder, (i) apply any payments on the Guaranteed Indebtedness that Lender receives from Borrower or any other source other than Guarantor to that portion of the Guaranteed Indebtedness, if any, not guaranteed hereunder, and (ii) apply any proceeds it receives as a result of the foreclosure or other realization on any collateral for the Guaranteed Indebtedness to that portion, if any, of the Guaranteed Indebtedness not guaranteed hereunder or to any other indebtedness secured by such collateral.

            (c)        Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the existence of any other guaranty or the payment by any other guarantor of all or any part of the Guaranteed Indebtedness and Guarantor’s payment obligations hereunder shall continue (except as provided in Paragraph 23) until Lender has received payment in full of the Guaranteed Indebtedness and all obligations of Lender to extend credit to Borrower under the Loan Documents are terminated.

            (d)        Guarantor’s obligations hereunder shall not be released, diminished, impaired, reduced or affected by, nor shall any provision contained herein be deemed to be a limitation upon, the amount of credit which Lender may extend to Borrower, the number of transactions between Lender and Borrower, payments by Borrower to Lender or Lender’s allocation of payments by Borrower.

            (e)        Without further authorization from or notice to Guarantor, Lender may compromise, accelerate, or otherwise alter the time or manner for the payment of the Guaranteed Indebtedness, increase or reduce the rate of interest thereon, or release or add any one or more guarantors or endorsers, or allow substitution of or withdrawal of collateral or other security and release collateral and other security or subordinate the same; provided that, the Commitment will not be increased to greater than $3,000,000 without the prior written consent of Guarantor.

        4.        Representations and Warranties. Guarantor hereby represents and warrants the following to Lender:

            (a)        This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; and

            (b)        Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty; and

            (c)        Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Lender to provide such information to Guarantor either now or in the future; and

            (d)        Guarantor has the corporate power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any material agreement or instrument to which Guarantor is a party and with respect to which Guarantor has not obtained a waiver or consent of each such violation, (ii) any material law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) its articles or certificate of incorporation or bylaws; and

(e) Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

            (f)        The financial statements regarding Guarantor heretofore and hereafter delivered to Lender pursuant to the Credit Agreement fairly present in all material respects the consolidated financial position of Guarantor and its consolidated Subsidiaries as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements regarding Guarantor heretofore delivered to Lender since the date of the last statement thereof; and

(g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, Guarantor is and will be Solvent; and

(h) Guarantor has not entered into this Guaranty or any of the other Loan Documents to which it is a party or its property is subject with the intent to hinder, delay or defraud any creditor.

        5.        Covenants. Guarantor hereby covenants and agrees with Lender as follows:

            (a)        Guarantor shall not, so long as its obligations under this Guaranty continue, transfer or pledge any (i) material portion of its assets for less than full and adequate consideration (as reasonably determined by Guarantor’s Board of Directors), or (ii) of its assets subject or intended to be subject to a Lien in favor of Lender or its affiliates; and

(b) Guarantor shall c omply with all terms and provisions of the Loan Documents to which it is a party; and

            (c)        Guarantor shall promptly inform Lender of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which could reasonably be expected to have a material adverse effect upon the financial condition of Guarantor or upon such security or could reasonably be expected to cause a default under any of the Loan Documents, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

        6.        Consent and Waiver.

            (a)        Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation (subject to the proviso of Section 3(e)), indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action by Lender, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness, any other Obligor or any other party.

            (b)        Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

            (c)        Lender may at any time (subject to the other Loan Documents), without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) change the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which may fluctuate from time to time); (iii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iv) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any of the Loan Documents; (v) exercise or refrain from exercising any rights against Borrower, any other Obligor or others, or otherwise act or refrain from acting; (vi) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Lender or others; (vii) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower and each other Obligor to Lender not guaranteed under this Guaranty; and (viii) apply any sums paid to Lender by Guarantor, Borrower, any other Obligor or others to the Guaranteed Indebtedness in such order and manner as Lender, in its sole discretion, may determine.

            (d)        Should Lender seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Lender first enforce any rights or remedies against Borrower, any other Obligor or any other Person liable to Lender for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower, any other Obligor or any other Person, or that Borrower, any other Obligor or any other Person should be joined in such cause, or (ii) Lender first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Lender’s right, at its option, to proceed against Borrower, any other Obligor or any other Person, whether by separate action or by joinder.

            (e)        IN ADDITION TO ANY OTHER WAIVERS, AGREEMENTS AND COVENANTS OF GUARANTOR SET FORTH HEREIN, GUARANTOR HEREBY FURTHER WAIVES AND RELEASES ALL CLAIMS, CAUSES OF ACTION, DEFENSES AND OFFSETS FOR ANY ACT OR OMISSION OF LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS IN CONNECTION WITH LENDER’S ADMINISTRATION OF THE GUARANTEED INDEBTEDNESS, EXCEPT FOR LENDER’S WILLFUL MISCONDUCT AND GROSS NEGLIGENCE.

        7.        Obligations Not Impaired.

            (a)        Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, Guarantor, any other Obligor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor, any other Obligor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower, any other Obligor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other Person from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise (other than as a result of payment in full in cash of the Guaranteed Indebtedness after termination of all obligations of Lender to extend credit to Borrower); (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Lender to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) subject to the other Loan Documents, any failure by Lender to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; or (x) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower, any other Obligor or any other guarantor of all or any part of the Guaranteed Indebtedness.

            (b)        This Guaranty shall be reinstated if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, or any other Obligor or other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

            (c)        None of the following shall affect Guarantor’s liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held, directly or indirectly, by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

        8.        Actions Against Guarantor. If an Event of Default exists (including the default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise), Guarantor shall, without notice or demand, promptly pay the amount due thereon to Lender, in lawful money of the United States, at Lender’s address set forth in Subparagraph 1(a) above. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower or any other Obligor is sued or in separate actions, as often as Lender deems advisable. The exercise by Lender of any right or remedy under this Guaranty, any other Loan Document or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Lender shall be admissible as evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

        9.        Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Lender contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Lender receives such notice either by: (a) personal delivery to the address and designated department of Lender identified in Subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Lender at the address shown in Subparagraph 1(a) above. In the absence of such notice to Lender by Guarantor in compliance with the provisions hereof, any sum received by Lender on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

        10.      Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in Subparagraph 1(c) above, ten (10) Business Days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

        11.      Waiver by Lender. No delay on the part of Lender in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Lender, and then only in the specific instance and for the purpose given.

        12.      Successors and Assigns. This Guaranty is for the benefit of Lender, its successors and assigns. This Guaranty is binding upon Guarantor and Guarantor’s heirs, executors, administrators, personal representatives and successors, including without limitation any Person obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

        13.      Costs and Expenses. Guarantor shall pay on demand by Lender all costs and expenses, including without limitation all reasonable attorneys’ fees, incurred by Lender in connection with the preparation (subject to Section 8.3(a) of the Credit Agreement), administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

        14.      Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

        15.      No Obligation. Nothing contained herein shall be construed as an obligation on the part of Lender to extend or continue to extend credit to Borrower.

        16.      Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specific instance and for the purpose for which given.

        17.      Cumulative Rights. All rights and remedies of Lender hereunder are cumulative of each other and of every other right or remedy which Lender may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. This Guaranty, whether general, specific and/or limited, shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty agreements by Guarantor in favor of Lender or assigned to Lender by others.

        18.      Governing Law, Venue. This Guaranty is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Guaranty. In the event of a dispute involving this Guaranty, any other Loan Document or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Bexar County, Texas.

        19.      Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty, any other Loan Document or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Lender by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum non-usurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and Lender to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum non-usurious interest rate allowed under said law.

        20.      Gender. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

        21.      Captions. The headings in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

        22.      No Subrogation. Notwithstanding any payment or payments by Guarantor hereunder or any set-off or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower, any other Obligor or any other Person or guarantee or right of offset held by Lender of the payment of the Guaranteed Indebtedness, nor shall Guarantor seek or be entitled to any reimbursement or contribution from Borrower, any other Obligor, or any other Person in respect of payments made by Guarantor hereunder, until all amounts owing to Lender by Borrower on account of the Guaranteed Indebtedness are indefeasibly paid in full in cash. If any amount shall be paid to Guarantor on account of the subrogation rights at any time when all of the Guaranteed Indebtedness has not been indefeasibly paid in full in cash, such amount shall be held by Guarantor in trust for the Guaranteed Parties, segregated from other funds of Guarantor, and shall, immediately upon receipt by Guarantor, be turned over to Lender in the exact form received by Guarantor (duly endorsed by Guarantor to Lender, if required), to be applied against the Guaranteed Indebtedness, whether matured or unmatured, in such order as Lender may determine.

        23.      Right of Revocation. Guarantor understands and agrees that Guarantor may revoke its future obligations under this Guaranty at any time by giving Lender written notice that Guarantor will not be liable hereunder for any indebtedness or obligations of Borrower incurred on or after the effective date of such revocation. Such revocation shall be deemed to be effective on the day following the day Lender receives such notice delivered either by: (a) personal delivery to the address and designated department of Lender identified in Subparagraph 1(a) above, or (b) United States mail, registered or certified, return receipt requested, postage prepaid, addressed to Lender at the address shown in Subparagraph 1(a) above. Notwithstanding such revocation, Guarantor shall remain liable on its obligations hereunder until payment in full to Lender of (a) all of the Guaranteed Indebtedness that is outstanding on the effective date of such revocation, and any renewals and extensions thereof, and (b) all loans, advances and other extensions of credit made to or for the account of Borrower on or after the effective date of such revocation pursuant to the obligation of Lender under a commitment or agreement made to or with Borrower prior to the effective date of such revocation. The terms and conditions of this Guaranty, including without limitation the consents and waivers set forth in Paragraph 6 hereof, shall remain in effect with respect to the Guaranteed Indebtedness described in the preceding sentence in the same manner as if such revocation had not been made by Guarantor.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

        EXECUTED as of the date first above written.

GUARANTOR:

NATIONALCARE®MARKETING, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

PLEDGE AND SECURITY AGREEMENT

        THIS PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made as of December 31, 2003, by NATIONALCARE® MARKETING, INC., a Delaware corporation (“Debtor”), whose chief executive office (as that term is used in the Code) is located at 3100 Burnett Plaza, 801 Cherry Street, Fort Worth, Tarrant County, Texas 76102, and whose organizational identification number issued by the appropriate authority of the State of Delaware is 75-2192748, and its federal taxpayer identification number is 2133638, in favor of THE FROST NATIONAL BANK, a national banking association (“Secured Party”), whose address is P.O. Box 1600, San Antonio, Texas 78296. Debtor hereby agrees with Secured Party as follows:

        1.        Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(a) “Code” means the Texas Business and Commerce Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

            (b)      “Collateral” means (i) all personal property of Debtor specifically described on Schedule A attached hereto and made a part hereof, (ii) all certificates, instruments and/or other documents evidencing the foregoing and following, (iii) all renewals, replacements and substitutions of all of the foregoing and following, (iv) all Additional Property (as hereinafter defined), and (v) all PRODUCTS and PROCEEDS of all of the foregoing. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property. The delivery at any time by Debtor to Secured Party of any property as a pledge to secure payment or performance of any indebtedness or obligation whatsoever shall also constitute a pledge of such property as Collateral hereunder.

(c) “Credit Agreement” means the Credit Agreement dated as of December 31, 2003, among Borrower, each other Obligor and Secured Party, together with all amendments and restatements thereto.

            (d)      “Indebtedness” means (i) all indebtedness, obligations and liabilities of Debtor and each other Obligor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several (excluding only indebtedness originally payable to or in favor of a Person other than Secured Party and subsequently acquired by Secured Party), including without limitation all indebtedness, obligations and liabilities of Debtor and each other Obligor to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all obligations now or hereafter existing of Debtor and each other Obligor under the Credit Agreement and each other Loan Document (including, but not limited to, the Obligations), (iii) all accrued but unpaid interest (including all interest that would accrue but for the existence of a proceeding under any Debtor Relief Laws) on any of the indebtedness described in this definition of “Indebtedness,” (iv) all obligations of Debtor and each other Obligor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in this definition of “Indebtedness,” (v) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in this definition of “Indebtedness” or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in this definition of “Indebtedness.”

All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.

Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.

        2.        Security Interest. As security for the Indebtedness, Debtor, for value received, hereby grants to Secured Party a continuing security interest in the Collateral.

        3.        Additional Property. Collateral shall also include the following property (collectively, the “Additional Property”) which Debtor becomes entitled to receive or shall receive in connection with any other Collateral: (a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; (d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds; provided, however, that until the occurrence of an Event of Default (as hereinafter defined) which is continuing, Debtor shall be entitled to all cash dividends (other than dividends representing a return of capital) and all interest paid on the Collateral free of the security interest created under this Agreement (such dividends and interest being the “Excluded Property”). All Additional Property (other than Excluded Property) received by Debtor shall be received in trust for the benefit of Secured Party. All Additional Property (other than Excluded Property) and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Debtor, together with such instruments of transfer as Secured Party may request, shall immediately be delivered to or deposited with Secured Party and held by Secured Party as Collateral under the terms of this Agreement. If the Additional Property received by Debtor shall be shares of stock, other securities or other equity interests, such shares of stock, other securities or other equity interests shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Party, signatures guaranteed by a bank or member firm of the New York Stock Exchange, all in form and substance satisfactory to Secured Party. Secured Party shall be deemed to have possession of any Collateral in transit to Secured Party or its agent.

        4.        Voting Rights. As long as no Event of Default exists, any voting rights incident to any stock, other securities or other equity interests pledged as Collateral may be exercised by Debtor; provided, however, that Debtor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Secured Party, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

        5.        Maintenance of Collateral. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Party’s possession from time to time, Secured Party does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Secured Party shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Debtor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Debtor makes written demand to Secured Party to do so, (ii) such written demand is received by Secured Party in sufficient time to permit Secured Party to take the action demanded in the ordinary course of its business, and (iii) Debtor provides additional collateral, acceptable to Secured Party in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Secured Party being liable to account to Debtor only for what Secured Party may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Debtor makes written demand upon Secured Party to sell the Collateral, and (ii) Debtor provides additional collateral, acceptable to Secured Party in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Debtor.

        6.        Representations and Warranties. Debtor hereby represents and warrants the following to Secured Party:

(a) Authority. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Debtor have been duly authorized by all necessary corporate action of Debtor.

            (b)      Accuracy of Information. All information contained herein with respect to the Collateral is true and correct in all material respects. The exact legal name and federal taxpayer identification number of Debtor are correctly shown in the first paragraph hereof.

            (c)      Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited as to enforcement of remedies by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

            (d)      Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all Liens or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Debtor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

            (e)      No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any material domestic or foreign law, statute, rule or regulation (B) the articles or certificate of incorporation or bylaws of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor or otherwise affecting the Collateral, or (ii) result in or require the creation of any Lien upon any assets or properties of Debtor or of any Person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or other Person is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

            (f)      Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Lien or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral. Upon the filing of a financing statement describing the Collateral with the Uniform Commercial Code central filing officer of the jurisdiction of Debtor’s location and delivery to Secured Party of all certificates evidencing Collateral, the security interest granted by this Agreement shall be perfected and prior to all other Liens therein.

            (g)      Location/Identity. Debtor’s principal place of business and chief executive office (as those terms are used in the Code), as the case may be is located at the address set forth on the first page hereof. Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address. Debtor is not organized in more than one jurisdiction. Debtor’s organizational structure, state of organization, and organizational number issued by the appropriate authority of the State of Delaware (the “Organizational Information”) are as set forth on the first page hereof. Except as specified herein, the Organizational Information shall not change.

            (h)      Solvency of Debtor. Debtor is not entering into this Agreement or any other Loan Document to which Debtor is a party or its property is subject with the intent of hindering, delaying or defrauding any creditor.

            (i)      Securities. Any certificates evidencing securities or other equity interests pledged as Collateral are valid and genuine and have not been altered. All securities or other equity interests pledged as Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Debtor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any securities or other equity interests pledged as Collateral. No issuer of such securities or other equity interests has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities or other equity interests outstanding or any other rights outstanding entitling any party to have issued to such party capital stock or other security interests of such issuer. Schedule A contains a complete and correct description of each certificate or other instrument included in or evidencing Collateral. Schedule B is a complete and correct list of the exact name of the issuer of all Collateral described on Schedule A, its jurisdiction of organization, its federal taxpayer identification number, and the authorized, issued and outstanding capital stock of such issuer. As of the date hereof, Debtor’s interest in such issuer is as stated on Schedule A.

            (j)      Benefit. This Agreement may reasonably be expected to benefit, directly or indirectly, Debtor and the Board of Directors of Debtor has determined that this Agreement may reasonably be expected to benefit, directly or indirectly, Debtor.

        7.        Affirmative Covenants. Debtor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

            (a)      Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all Liens or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, for the purpose of terminating any financing statements currently filed with respect to the Collateral. Debtor will defend at its expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party.

            (b)      Inspection of Books and Records. Debtor will keep adequate records concerning the Collateral and will, subject to the terms of the Credit Agreement, permit Secured Party and all representatives and agents appointed by Secured Party to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information (If no Event of Default exists, Debtor shall not be required to reimburse Secured Party for the related photocopy, photograph and printout costs and expenses).

            (c)      Adverse Claim. Debtor covenants and agrees to promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Debtor’s expense, defend Secured Party’s security interest in the Collateral against the claims of any third party. Debtor also covenants and agrees to promptly deliver to Secured Party a copy of all written notices received by Debtor with respect to the Collateral, including without limitation, notices received from the issuer of any securities or other equity interests pledged hereunder as Collateral.

            (d)      Further Assurances. Debtor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing (if requested) and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities or other equity interests pledged as Collateral of the pledge of such securities or other equity interests, in form and substance satisfactory to Secured Party; (C) cooperating with Secured Party in registering the pledge of any securities or other equity interests pledged as Collateral with the issuer of such securities or other equity interests; (D) delivering notice of Secured Party’s security interest in any securities or other equity interests pledged as Collateral to any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party; and (E) obtaining written confirmation of the pledge of any securities or other equity interests constituting Collateral from any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party. If all or any part of the Collateral is securities issued by an agency or department of the United States, Debtor covenants and agrees, at Secured Party’s request, to cooperate in registering such securities in Secured Party’s name or with Secured Party’s account maintained with a Federal Reserve Bank.

            (e)      Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral for which such agreement is required for perfection of a security interest pursuant to the Code (as determined by Secured Party in its sole discretion)

        8.        Negative Covenants. Debtor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

            (a)      Transfer or Encumbrance. Debtor will not (i) sell, assign (by operation of law or otherwise) or transfer Debtor’s rights in any of the Collateral (other than Excluded Property), (ii) grant a Lien in or execute, authorize, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Secured Party.

            (b)      Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Collateral.

            (c)      Dilution of Ownership. As to any securities or other equity interests pledged as Collateral, Debtor will not consent to or approve of the issuance of (i) any additional shares of any class of securities or other equity interests of such issuer (unless immediately upon issuance additional securities or other equity interests are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities or other equity interests as Secured Party had before such issuance), (ii) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities or other equity interests, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities or other equity interests.

            (d)      Restrictions on Securities. Debtor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities or other equity interests pledged as Collateral, except as consented to in writing by Secured Party.

        9.        Rights of Secured Party. Secured Party shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

            (a)      Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, exercisable if an Event of Default exists, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, to take any action and to execute any instrument which Secured Party may from time to time in Secured Party’s discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) transfer any securities or other equity interests, instruments, documents or certificates pledged as Collateral in the name of Secured Party or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities or other equity interests pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities or other equity interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities or other equity interests pledged as Collateral; provided, however, except as provided herein, Secured Party shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO PAYMENT IN FULL OF THE INDEBTEDNESS.

            (b)      Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

Notwithstanding any other provision herein to the contrary, Secured Party does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

        10.      Events of Default. Each of the following constitutes an “Event of Default” under this Agreement:

            (a)      Default in Payment. The failure, refusal or neglect of Debtor or any other Obligor to make any payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable after giving effect to any applicable grace period; or

            (b)      Non-Performance of Covenants. Subject to any applicable grace period, the failure of Debtor or any other Obligor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents; or

(c) Default Under other Loan Documents. The occurrence of an Event of Default (as defined in the Credit Agreement) under any of the other Loan Documents; or

(d) False Representation. Any representation contained herein or in any of the other Loan Documents made by Debtor or any other Obligor is not true and correct in any material respect; or

            (e)      Execution on Collateral. If Debtor fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property (other than the Collateral) of Debtor, or the Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor or any attachment, sequestration or similar writ is levied upon any Collateral; or

(f) Abandonment. Debtor abandons the Collateral or any portion thereof; or

            (g)      Action by Other Lienholder. The holder of any Lien on the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such Lien on the Collateral) or any other asset of Debtor having a value of $100,000 or greater declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(h) Liquidation and Related Events. The liquidation, dissolution, merger or consolidation of Debtor or any other Obligor not otherwise permitted by the Credit Agreement; or

            (i)      Bankruptcy of Issuer. (i) The issuer of any securities or other equity interest constituting Collateral files a petition for relief under any Applicable Bankruptcy Law, (ii) an involuntary petition for relief is filed against any such issuer under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, (iii) an order for relief naming any such issuer is entered under any Applicable Bankruptcy Law (iv) any court or governmental authority shall issue any order of conservation, supervision or any other order of like effect relating to any such issuer, or (v) any Insurance Commissioner intervenes or takes any formal steps towards intervening in the management of the business or operations of any issuer or any such issuer facilitates or takes any affirmative action with the intention of facilitating such intervention, or

            (j)      Search Report. If Secured Party shall have elected to file any financing statement with respect to the Collateral, Secured Party shall receive at any time following the execution of this Agreement a search report indicating that Secured Party’s security interest is not prior to all other Liens, security interests or other interests reflected in the report and Secured Party does not receive within twenty days after the date of notice to Debtor of such Lien, a file stamped termination statement of each financing statement related to such Lien, the written release of such Lien in form and substance satisfactory to Secured Party, and a search report indicating the filing of each such termination statement.

        11.      Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

           (iii)      sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(iv) buy the Collateral, or any portion thereof, at any public sale;

           (v)        buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vi) apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

           (vii)      at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise, to the full extent permitted by the Code, Secured Party shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indebtedness.

        In the event Secured Party shall elect to sell the Collateral, Secured Party may sell the Collateral without giving any warranties as and shall be permitted to specifically disclaim any warranties of title or the like (other than warranties that Secured Party has not created any Lien in the Collateral to be sold). Further, if Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. Debtor agrees that in the event Debtor or any Obligor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at such party’s address set forth on the first page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor further acknowledges and agrees that the redemption by Secured Party of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under Section 9.610 of the Code.

(b) Private Sale of Securities; Further Approvals.

           (i)        Debtor recognizes that Secured Party may be unable to effect a public sale of all or any part of the securities or other equity interests pledged as Collateral because of restrictions in applicable federal and state securities laws, insurance laws and contractual restrictions and that Secured Party may, therefore, determine to make one or more private sales of any such securities or other equity interests to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities or other equity interests for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that each any such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any such securities or other equity interests for the period of time necessary to permit the issuer to register such securities or other equity interests for public sale under any federal or state securities laws. Debtor further acknowledges and agrees that any offer to sell such securities or other equity interests which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a “public sale” for the purposes of Chapter 9 of the Code, notwithstanding that such sale may not constitute a “public offering” under any federal or state securities laws and that Secured Party may, in such event, bid for the purchase of such securities or other equity interests.

           (ii)       In connection with the exercise by Secured Party of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of governmental authorities (including any Insurance Commissioner) and other Persons to a transfer or assignment of Collateral, including, without limitation, any governmental authorities (including any Insurance Commissioner) regulating insurance companies and their Affiliates.

           (iii)      Debtor agrees, if an Event of Default exists, to execute, deliver, and file, and hereby appoints Secured Party as its attorney-in-fact, to execute, deliver, and file on Debtor’s behalf and in Debtor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party’s opinion, and to obtain such consents, waivers, or approvals under applicable laws and agreements prior to an Event of Default. Debtor further agrees to use its best efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable laws and agreements prior to an Event of Default. Debtor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that this Section may be specifically enforced.

            (c)      Application of Proceeds. If any Event of Default exists, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

           (i)        to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

(ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral prior to application to the Indebtedness if required to hold such cash or proceeds by applicable law or any court or governmental authority;

(v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.615(a)(3) of the Code or any other applicable statutory provision); and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

            (d)      Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor and each other Obligor who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents, to the full extent not prohibited by law.

            (e)      Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party’s option.

            (f)      Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness, to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party. Notwithstanding anything in this Agreement to the contrary, the obligations of Debtor under this Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render Debtor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Debtor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of Debtor pursuant to applicable law, or any agreement providing for rights of subrogation, reimbursement or contribution in favor of Debtor, or for an equitable allocation among Debtor, Borrower, any other Obligor, and any other Person of obligations arising under guaranties by such Persons.

            (g)      Voting Rights. If an Event of Default exists, Debtor will not exercise any voting rights with respect to securities or other equity interests pledged as Collateral. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact (such power of attorney being coupled with an interest) and proxy to exercise any voting rights with respect to Debtor’s securities or other equity interests pledged as Collateral upon the occurrence of an Event of Default.

(h) Dividend Rights and Interest Payments. If an Event of Default exists:

           (i)        all rights of Debtor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Secured Party which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

           (ii)       all dividend and interest payments which are received by Debtor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party in the exact form received (properly endorsed or assigned if requested by Secured Party), to be held by Secured Party as Collateral.

        12.      INDEMNITY. DEBTOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (EACH AN “INDEMNIFIED PERSON”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE “CLAIMS”) WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON’S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS). THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

        13.      Miscellaneous.

            (a)      Entire Agreement. This Agreement contains the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

            (b)      Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and authenticated by the party against whom it is sought to be enforced, except to the extent of amendments specifically permitted by the Code without authentication by the Debtor or any other Obligor.

            (c)      Actions by Secured Party. The Lien of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the Lien of Secured Party hereunder or affect the obligations of Debtor hereunder.

            (d)      Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

            (e)      Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, attorneys’ fees and expenses), which Secured Party may incur in connection with (i) the transactions which give rise to the Loan Documents (subject to Section 8.3(a) of the Credit Agreement), (ii) the preparation of this Agreement (subject to Section 8.3(a) of the Credit Agreement) and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents, (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party under the Loan Documents, or (vi) the failure by Debtor to perform or observe any of the provisions hereof.

            (f)      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

            (g)      Venue. This Agreement has been entered into in the county in Texas where Secured Party’s address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

            (h)      Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Debtor or any other Obligor.

            (j)      Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

            (k)      Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

            (l)      Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (i) the indefeasible satisfaction in full of the Indebtedness, (ii) the termination or expiration of any commitment of Secured Party to extend credit to any Obligor, (iii) written request for the termination hereof delivered by Debtor to Secured Party, and (iv) written release delivered by Secured Party to Debtor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Debtor’s written request, Secured Party will, at Debtor’s sole cost and expense, return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

            (m)      Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Secured Party under the Code.

            (n)      Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(o) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

        14.      Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed in one or more of the following jurisdictions: the location of Debtor’s place of business, the location of Debtor’s chief executive office, or other such place as the Debtor may be “located” under the provisions of the Code; where Debtor maintains any Collateral, or has its records concerning any Collateral, as the case may be. Without limitation of any other covenant herein, Debtor will neither cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) the location of Debtor’s place of business, or the location of Debtor’s chief executive office, as the case may be, to a jurisdiction other than as represented in Subsection 6(g), nor will Debtor change its name or the Organizational Information as represented in Subsection 6(g), unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements, amendments or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

        Without limiting Secured Party’s rights hereunder, Debtor authorizes Secured Party to file financing statements or amendments thereto under the provisions of the Code as amended from time to time.

        REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

        EXECUTED as of the date first written above.

DEBTOR:

NATIONALCARE®MARKETING, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

SECURED PARTY:

THE FROST NATIONAL BANK, a national banking association

By: /s/ J. Carey Womble
Print Name: J. Carey Womble
Print Title: Senior Vice president

SCHEDULE A
TO
PLEDGE AND SECURITY AGREEMENT
DATED DECEMBER 31, 2003
BY AND BETWEEN
THE FROST NATIONAL BANK
AND
NATIONALCARE® MARKETING, INC.

        The following property is a part of the Collateral as defined in Subsection 1(b):

        Ascent Funding, Inc.

        All capital stock and other equity interests of Ascent Funding, Inc., a Delaware corporation, now or hereafter owned beneficially or of record by Debtor.

        Capital stock issued and outstanding on the date of this Agreement:

        100 shares of common stock of Ascent Funding, Inc., a Delaware corporation, as evidenced by certificate no. 1 issued in the name of Debtor.

        As of the date of this Agreement, such common stock represents all of the authorized, issued and outstanding capital stock of Ascent Funding, Inc.

SCHEDULE B
TO
PLEDGE AND SECURITY AGREEMENT
DATED DECEMBER 31, 2003
BY AND BETWEEN
THE FROST NATIONAL BANK
AND
NATIONALCARE® MARKETING, INC.

Ascent Funding, Inc.

Issuer Name:	Ascent Funding, Inc.

Jurisdiction of Incorporation:	Delaware

Federal Taxpayer I.D. Number:	75-2225185

Authorized Capital Stock:	100 shares of $0.10 par common stock

Issued Capital Stock:	100 shares of $0.10 par common stock

Outstanding Capital Stock:	100 shares of $0.10 par common stock

PLEDGE AND SECURITY AGREEMENT

        THIS PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made as of December 31, 2003, by ASCENT ASSURANCE, INC., a Delaware corporation (“Debtor”), whose chief executive office (as that term is used in the Code) is located at 3100 Burnett Plaza, 801 Cherry Street, Fort Worth, Tarrant County, Texas 76102, and whose organizational identification number issued by the appropriate authority of the State of Delaware is 0936067, and its federal taxpayer identification number is 73-1165000, in favor of THE FROST NATIONAL BANK, a national banking association (“Secured Party”), whose address is P.O. Box 1600, San Antonio, Texas 78296. Debtor hereby agrees with Secured Party as follows:

        1.        Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(a) “Code” means the Texas Business and Commerce Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

            (b)      “Collateral” means (i) all personal property of Debtor specifically described on Schedule A attached hereto and made a part hereof, (ii) all certificates, instruments and/or other documents evidencing the foregoing and following, (iii) all renewals, replacements and substitutions of all of the foregoing and following, (iv) all Additional Property (as hereinafter defined), and (v) all PRODUCTS and PROCEEDS of all of the foregoing. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property. The delivery at any time by Debtor to Secured Party of any property as a pledge to secure payment or performance of any indebtedness or obligation whatsoever shall also constitute a pledge of such property as Collateral hereunder.

(c) “Credit Agreement” means the Credit Agreement dated as of December 31, 2003, among Borrower, each other Obligor and Secured Party, together with all amendments and restatements thereto.

            (d)      “Indebtedness” means (i) all indebtedness, obligations and liabilities of Debtor and each other Obligor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several (excluding only indebtedness originally payable to or in favor of a Person other than Secured Party and subsequently acquired by Secured Party), including without limitation all indebtedness, obligations and liabilities of Debtor and each other Obligor to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all obligations now or hereafter existing of Debtor and each other Obligor under the Credit Agreement and each other Loan Document (including, but not limited to, the Obligations), (iii) all accrued but unpaid interest (including all interest that would accrue but for the existence of a proceeding under any Debtor Relief Laws) on any of the indebtedness described in this definition of “Indebtedness,” (iv) all obligations of Debtor and each other Obligor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in this definition of “Indebtedness,” (v) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in this definition of “Indebtedness” or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in this definition of “Indebtedness.”

All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.

Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.

        2.        Security Interest. As security for the Indebtedness, Debtor, for value received, hereby grants to Secured Party a continuing security interest in the Collateral.

        3.        Additional Property. Collateral shall also include the following property (collectively, the “Additional Property”) which Debtor becomes entitled to receive or shall receive in connection with any other Collateral: (a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; (d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds; provided, however, that until the occurrence of an Event of Default (as hereinafter defined) which is continuing, Debtor shall be entitled to all cash dividends (other than dividends representing a return of capital) and all interest paid on the Collateral free of the security interest created under this Agreement (such dividends and interest being the “Excluded Property”). All Additional Property (other than Excluded Property) received by Debtor shall be received in trust for the benefit of Secured Party. All Additional Property (other than Excluded Property) and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Debtor, together with such instruments of transfer as Secured Party may request, shall immediately be delivered to or deposited with Secured Party and held by Secured Party as Collateral under the terms of this Agreement. If the Additional Property received by Debtor shall be shares of stock, other securities or other equity interests, such shares of stock, other securities or other equity interests shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Party, signatures guaranteed by a bank or member firm of the New York Stock Exchange, all in form and substance satisfactory to Secured Party. Secured Party shall be deemed to have possession of any Collateral in transit to Secured Party or its agent.

        4.        Voting Rights. As long as no Event of Default exists, any voting rights incident to any stock, other securities or other equity interests pledged as Collateral may be exercised by Debtor; provided, however, that Debtor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Secured Party, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

        5.        Maintenance of Collateral. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Party’s possession from time to time, Secured Party does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Secured Party shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Debtor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Debtor makes written demand to Secured Party to do so, (ii) such written demand is received by Secured Party in sufficient time to permit Secured Party to take the action demanded in the ordinary course of its business, and (iii) Debtor provides additional collateral, acceptable to Secured Party in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Secured Party being liable to account to Debtor only for what Secured Party may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Debtor makes written demand upon Secured Party to sell the Collateral, and (ii) Debtor provides additional collateral, acceptable to Secured Party in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Debtor.

        6.        Representations and Warranties. Debtor hereby represents and warrants the following to Secured Party:

(a) Authority. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Debtor have been duly authorized by all necessary corporate action of Debtor.

            (b)      Accuracy of Information. All information contained herein with respect to the Collateral is true and correct in all material respects. The exact legal name and federal taxpayer identification number of Debtor are correctly shown in the first paragraph hereof.

            (c)      Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited as to enforcement of remedies by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

            (d)      Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all Liens or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Debtor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

            (e)      No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any material domestic or foreign law, statute, rule or regulation (B) the articles or certificate of incorporation or bylaws of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor or otherwise affecting the Collateral, or (ii) result in or require the creation of any Lien upon any assets or properties of Debtor or of any Person except as may be expressly contemplated in the Loan Documents. Except (i) as expressly contemplated in the Loan Documents, and (ii) for any consent of the Insurance Commissioner of the state of domicile of NFL and FLICA to any realization upon the capital stock of NFL and FLICA, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or other Person is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

            (f)      Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Lien or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral. Upon the filing of a financing statement describing the Collateral with the Uniform Commercial Code central filing officer of the jurisdiction of Debtor’s location and delivery to Secured Party of all certificates evidencing Collateral, the security interest granted by this Agreement shall be perfected and prior to all other Liens therein.

            (g)      Location/Identity. Debtor’s principal place of business and chief executive office (as those terms are used in the Code), as the case may be is located at the address set forth on the first page hereof. Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address. Debtor is not organized in more than one jurisdiction. Debtor’s organizational structure, state of organization, and organizational number issued by the appropriate authority of the State of Delaware (the “Organizational Information”) are as set forth on the first page hereof. Except as specified herein, the Organizational Information shall not change.

            (h)      Solvency of Debtor. Debtor is not entering into this Agreement or any other Loan Document to which Debtor is a party or its property is subject with the intent of hindering, delaying or defrauding any creditor.

            (i)      Securities. Any certificates evidencing securities or other equity interests pledged as Collateral are valid and genuine and have not been altered. All securities or other equity interests pledged as Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Debtor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any securities or other equity interests pledged as Collateral. No issuer of such securities or other equity interests has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities or other equity interests outstanding or any other rights outstanding entitling any party to have issued to such party capital stock or other security interests of such issuer. Schedule A contains a complete and correct description of each certificate or other instrument included in or evidencing Collateral. Schedule B is a complete and correct list of the exact name of the issuer of all Collateral described on Schedule A, its jurisdiction of organization, its federal taxpayer identification number, and the authorized, issued and outstanding capital stock of such issuer. As of the date hereof, Debtor’s interest in such issuer is as stated on Schedule A.

            (j)      Benefit. This Agreement may reasonably be expected to benefit, directly or indirectly, Debtor and the Board of Directors of Debtor has determined that this Agreement may reasonably be expected to benefit, directly or indirectly, Debtor.

        7.        Affirmative Covenants. Debtor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

            (a)      Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all Liens or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, for the purpose of terminating any financing statements currently filed with respect to the Collateral. Debtor will defend at its expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party.

            (b)      Inspection of Books and Records. Debtor will keep adequate records concerning the Collateral and will, subject to the terms of the Credit Agreement, permit Secured Party and all representatives and agents appointed by Secured Party to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information (If no Event of Default exists, Debtor shall not be required to reimburse Secured Party for the related photocopy, photograph and printout costs and expenses).

            (c)      Adverse Claim. Debtor covenants and agrees to promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Debtor’s expense, defend Secured Party’s security interest in the Collateral against the claims of any third party. Debtor also covenants and agrees to promptly deliver to Secured Party a copy of all written notices received by Debtor with respect to the Collateral, including without limitation, notices received from the issuer of any securities or other equity interests pledged hereunder as Collateral.

            (d)      Further Assurances. Debtor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing (if requested) and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities or other equity interests pledged as Collateral of the pledge of such securities or other equity interests, in form and substance satisfactory to Secured Party; (C) cooperating with Secured Party in registering the pledge of any securities or other equity interests pledged as Collateral with the issuer of such securities or other equity interests; (D) delivering notice of Secured Party’s security interest in any securities or other equity interests pledged as Collateral to any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party; and (E) obtaining written confirmation of the pledge of any securities or other equity interests constituting Collateral from any financial intermediary, clearing corporation or other party required by Secured Party, in form and substance satisfactory to Secured Party. If all or any part of the Collateral is securities issued by an agency or department of the United States, Debtor covenants and agrees, at Secured Party’s request, to cooperate in registering such securities in Secured Party’s name or with Secured Party’s account maintained with a Federal Reserve Bank.

            (e)      Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral for which such agreement is required for perfection of a security interest pursuant to the Code (as determined by Secured Party in its sole discretion)

        8.        Negative Covenants. Debtor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

            (a)      Transfer or Encumbrance. Debtor will not (i) sell, assign (by operation of law or otherwise) or transfer Debtor’s rights in any of the Collateral (other than Excluded Property), (ii) grant a Lien in or execute, authorize, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Secured Party.

            (b)      Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Collateral.

            (c)      Dilution of Ownership. As to any securities or other equity interests pledged as Collateral, Debtor will not consent to or approve of the issuance of (i) any additional shares of any class of securities or other equity interests of such issuer (unless immediately upon issuance additional securities or other equity interests are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities or other equity interests as Secured Party had before such issuance), (ii) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities or other equity interests, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities or other equity interests.

            (d)      Restrictions on Securities. Debtor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities or other equity interests pledged as Collateral, except as consented to in writing by Secured Party.

        9.        Rights of Secured Party. Secured Party shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

            (a)      Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, exercisable if an Event of Default exists, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, to take any action and to execute any instrument which Secured Party may from time to time in Secured Party’s discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) transfer any securities or other equity interests, instruments, documents or certificates pledged as Collateral in the name of Secured Party or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities or other equity interests pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities or other equity interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities or other equity interests pledged as Collateral; provided, however, except as provided herein, Secured Party shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO PAYMENT IN FULL OF THE INDEBTEDNESS.

            (b)      Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

Notwithstanding any other provision herein to the contrary, Secured Party does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

        10.      Events of Default. Each of the following constitutes an “Event of Default” under this Agreement:

            (a)      Default in Payment. The failure, refusal or neglect of Debtor or any other Obligor to make any payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable after giving effect to any applicable grace period; or

            (b)      Non-Performance of Covenants. Subject to any applicable grace period, the failure of Debtor or any other Obligor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents; or

(c) Default Under other Loan Documents. The occurrence of an Event of Default (as defined in the Credit Agreement) under any of the other Loan Documents; or

(d) False Representation. Any representation contained herein or in any of the other Loan Documents made by Debtor or any other Obligor is not true and correct in any material respect; or

            (e)      Execution on Collateral. If Debtor fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property (other than the Collateral) of Debtor, or the Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor or any attachment, sequestration or similar writ is levied upon any Collateral; or

(f) Abandonment. Debtor abandons the Collateral or any portion thereof; or

            (g)      Action by Other Lienholder. The holder of any Lien on the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such Lien on the Collateral) or any other asset of Debtor having a value of $100,000 or greater declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(h) Liquidation and Related Events. The liquidation, dissolution, merger or consolidation of Debtor or any other Obligor not otherwise permitted by the Credit Agreement; or

            (i)      Bankruptcy of Issuer. (i) The issuer of any securities or other equity interest constituting Collateral files a petition for relief under any Applicable Bankruptcy Law, (ii) an involuntary petition for relief is filed against any such issuer under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, (iii) an order for relief naming any such issuer is entered under any Applicable Bankruptcy Law (iv) any court or governmental authority shall issue any order of conservation, supervision or any other order of like effect relating to any such issuer, or (v) any Insurance Commissioner intervenes or takes any formal steps towards intervening in the management of the business or operations of any issuer or any such issuer facilitates or takes any affirmative action with the intention of facilitating such intervention, or

            (j)      Search Report. If Secured Party shall have elected to file any financing statement with respect to the Collateral, Secured Party shall receive at any time following the execution of this Agreement a search report indicating that Secured Party’s security interest is not prior to all other Liens, security interests or other interests reflected in the report and Secured Party does not receive within twenty days after the date of notice to Debtor of such Lien, a file stamped termination statement of each financing statement related to such Lien, the written release of such Lien in form and substance satisfactory to Secured Party, and a search report indicating the filing of each such termination statement.

        11.      Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

           (iii)      sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(iv) buy the Collateral, or any portion thereof, at any public sale;

           (v)        buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vi) apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

           (vii)      at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise, to the full extent permitted by the Code, Secured Party shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indebtedness.

In the event Secured Party shall elect to sell the Collateral, Secured Party may sell the Collateral without giving any warranties as and shall be permitted to specifically disclaim any warranties of title or the like (other than warranties that Secured Party has not created any Lien in the Collateral to be sold). Further, if Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. Debtor agrees that in the event Debtor or any Obligor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at such party’s address set forth on the first page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor further acknowledges and agrees that the redemption by Secured Party of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under Section 9.610 of the Code.

(b) Private Sale of Securities; Further Approvals.

           (i)        Debtor recognizes that Secured Party may be unable to effect a public sale of all or any part of the securities or other equity interests pledged as Collateral because of restrictions in applicable federal and state securities laws, insurance laws and contractual restrictions and that Secured Party may, therefore, determine to make one or more private sales of any such securities or other equity interests to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities or other equity interests for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that each any such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any such securities or other equity interests for the period of time necessary to permit the issuer to register such securities or other equity interests for public sale under any federal or state securities laws. Debtor further acknowledges and agrees that any offer to sell such securities or other equity interests which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a “public sale” for the purposes of Chapter 9 of the Code, notwithstanding that such sale may not constitute a “public offering” under any federal or state securities laws and that Secured Party may, in such event, bid for the purchase of such securities or other equity interests.

           (ii)       In connection with the exercise by Secured Party of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of governmental authorities (including any Insurance Commissioner) and other Persons to a transfer or assignment of Collateral, including, without limitation, any governmental authorities (including any Insurance Commissioner) regulating insurance companies and their Affiliates.

           (iii)      Debtor agrees, if an Event of Default exists, to execute, deliver, and file, and hereby appoints Secured Party as its attorney-in-fact, to execute, deliver, and file on Debtor’s behalf and in Debtor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party’s opinion, and to obtain such consents, waivers, or approvals under applicable laws and agreements prior to an Event of Default. Debtor further agrees to use its best efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable laws and agreements prior to an Event of Default. Debtor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that this Section may be specifically enforced.

            (c)      Application of Proceeds. If any Event of Default exists, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

           (i)        to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

(ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral prior to application to the Indebtedness if required to hold such cash or proceeds by applicable law or any court or governmental authority;

(v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.615(a)(3) of the Code or any other applicable statutory provision); and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

            (d)      Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor and each other Obligor who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents, to the full extent not prohibited by law.

            (e)      Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party’s option.

            (f)      Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness, to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party. Notwithstanding anything in this Agreement to the contrary, the obligations of Debtor under this Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render Debtor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Debtor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of Debtor pursuant to (i) applicable law, or (ii) any agreement providing for rights of subrogation, reimbursement or contribution in favor of Debtor, or for an equitable allocation among Debtor, Borrower, any other Obligor, and any other Person of obligations arising under guaranties by such Persons.

            (g)      Voting Rights. If an Event of Default exists, Debtor will not exercise any voting rights with respect to securities or other equity interests pledged as Collateral. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact (such power of attorney being coupled with an interest) and proxy to exercise any voting rights with respect to Debtor’s securities or other equity interests pledged as Collateral upon the occurrence of an Event of Default.

(h) Dividend Rights and Interest Payments. If an Event of Default exists:

           (i)        all rights of Debtor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Secured Party which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

           (ii)       all dividend and interest payments which are received by Debtor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party in the exact form received (properly endorsed or assigned if requested by Secured Party), to be held by Secured Party as Collateral.

        12.      INDEMNITY. DEBTOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (EACH AN “INDEMNIFIED PERSON”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE “CLAIMS”) WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON’S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS). THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

        13.      Miscellaneous.

            (a)      Entire Agreement. This Agreement contains the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

            (b)      Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and authenticated by the party against whom it is sought to be enforced, except to the extent of amendments specifically permitted by the Code without authentication by the Debtor or any other Obligor.

            (c)      Actions by Secured Party. The Lien of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the Lien of Secured Party hereunder or affect the obligations of Debtor hereunder.

            (d)      Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

            (e)      Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, attorneys’ fees and expenses), which Secured Party may incur in connection with (i) the transactions which give rise to the Loan Documents (subject to Section 8.3(a) of the Credit Agreement), (ii) the preparation of this Agreement (subject to Section 8.3(a) of the Credit Agreement) and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents, (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party under the Loan Documents, or (vi) the failure by Debtor to perform or observe any of the provisions hereof.

            (f)      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

            (g)      Venue. This Agreement has been entered into in the county in Texas where Secured Party’s address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

            (h)      Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Debtor or any other Obligor.

            (j)      Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

            (k)      Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

            (l)      Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (i) the indefeasible satisfaction in full of the Indebtedness, (ii) the termination or expiration of any commitment of Secured Party to extend credit to any Obligor, (iii) written request for the termination hereof delivered by Debtor to Secured Party, and (iv) written release delivered by Secured Party to Debtor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Debtor’s written request, Secured Party will, at Debtor’s sole cost and expense, return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

            (m)      Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Secured Party under the Code.

            (n)      Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(o) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

        14.      Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed in one or more of the following jurisdictions: the location of Debtor’s place of business, the location of Debtor’s chief executive office, or other such place as the Debtor may be “located” under the provisions of the Code; where Debtor maintains any Collateral, or has its records concerning any Collateral, as the case may be. Without limitation of any other covenant herein, Debtor will neither cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) the location of Debtor’s place of business, or the location of Debtor’s chief executive office, as the case may be, to a jurisdiction other than as represented in Subsection 6(g), nor will Debtor change its name or the Organizational Information as represented in Subsection 6(g), unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements, amendments or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

        Without limiting Secured Party’s rights hereunder, Debtor authorizes Secured Party to file financing statements or amendments thereto under the provisions of the Code as amended from time to time.

        REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

        EXECUTED as of the date first written above.

DEBTOR:

ASCENT ASSURANCE, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

SECURED PARTY:

THE FROST NATIONAL BANK, a national banking association

By: J. Carey Womble
Print Name: J. Carey Womble
Print Title: Senior Vice president

SCHEDULE A
TO
PLEDGE AND SECURITY AGREEMENT
DATED DECEMBER 31, 2003
BY AND BETWEEN
THE FROST NATIONAL BANK
AND
ASCENT ASSURANCE, INC.

        The following property is a part of the Collateral as defined in Subsection 1(b):

        Freedom Life Insurance Company of America

        All capital stock and other equity interests of Freedom Life Insurance Company of America, a Texas corporation, now or hereafter owned beneficially or of record by Debtor.

        Capital stock issued and outstanding on the date of this Agreement:

        1,761,816 shares of common stock of Freedom Life Insurance Company of America, a Texas corporation, as evidenced by certificate no. 2 issued in the name of Debtor.

        As of the date of this Agreement, such common stock represents all of the authorized, issued and outstanding capital stock of Freedom Life Insurance Company of America.

        National Foundation Life Insurance Company

        All capital stock and other equity interests of National Foundation Life Insurance Company, a Texas corporation, now or hereafter owned beneficially or of record by Debtor.

        Capital stock issued and outstanding on the date of this Agreement:

        100 shares of common stock of National Foundation Life Insurance Company, a Texas corporation, as evidenced by certificate no. 1 issued in the name of Debtor.

        As of the date of this Agreement, such common stock represents all of the authorized, issued and outstanding capital stock of National Foundation Life Insurance Company.

SCHEDULE B
TO
PLEDGE AND SECURITY AGREEMENT
DATED DECEMBER 31, 2003
BY AND BETWEEN
THE FROST NATIONAL BANK
AND
ASCENT ASSURANCE, INC.

Freedom Life Insurance Company of America

Issuer Name:	Freedom Life Insurance Company of America

Jurisdiction of Incorporation:	Texas

Federal Taxpayer I.D. Number:	61-1096685

Authorized Capital Stock:	3,000,000 shares of $1.00 par common stock

Issued Capital Stock:	176,816 shares of $1.00 par common stock

Outstanding Capital Stock:	176,816 shares of $1.00 par common stock

National Foundation Life Insurance Company

Issuer Name:	National Foundation Life Insurance Company

Jurisdiction of Incorporation:	Texas

Federal Taxpayer I.D. Number:	73-1187572

Authorized Capital Stock:	2,600,000 shares of $1.00 par common stock

Issued Capital Stock:	2,600,000 shares of $1.00 par common stock

Outstanding Capital Stock:	2,600,000 shares of $1.00 par common stock

REVOLVING PROMISSORY NOTE

$3,000,000.00	December 31, 2003

        For value received, ASCENT FUNDING, INC., a Delaware corporation (“Borrower”) does hereby promise to pay to the order of THE FROST NATIONAL BANK (“Lender”), at P.O. Box 1600, San Antonio, Texas 78296, or at such other address as Lender shall from time to time specify in writing, in lawful money of the United States of America, the sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00), or so much thereof as from time to time may be disbursed by Lender to Borrower under the terms of that certain Credit Agreement dated of even date herewith among Borrower, certain Subsidiaries (as defined in the Credit Agreement) of Borrower’s ultimate parent and Lender (such agreement, together with all amendments and restatements, the “Credit Agreement”), and be outstanding, together with interest from date hereof on the principal balance outstanding from time to time as hereinafter provided. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed, unless such calculation would result in a rate greater than the highest rate permitted by applicable law, in which case interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be.

1.     Payment Terms. Interest only on amounts outstanding hereunder shall be due and payable monthly as it accrues, on the first day of each and every calendar month, beginning January 1, 2004, and continuing regularly and monthly thereafter until January 15, 2005, when the entire amount hereof, principal and interest then remaining unpaid, shall be then due and payable; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited to any collection costs and late charges, to the discharge of the interest accrued and to the reduction of the principal, in such order as Lender shall determine.

2.     Late Charge. If a payment is made 10 days or more late, Borrower will be charged, in addition to interest, a delinquency charge of (i) 5% of the unpaid portion of the regularly scheduled payment, or (ii) $250.00, whichever is less. Additionally, upon maturity of this Note, if the outstanding principal balance (plus all accrued but unpaid interest) is not paid within 10 days of the maturity date, Borrower will be charged a delinquency charge of (i) 5% of the sum of the outstanding principal balance (plus all accrued but unpaid interest), or (ii) $250.00, whichever is less. Borrower agrees with Lender that the charges set forth herein are reasonable compensation to Lender for the handling of such late payments.

3.     Interest Rate. Interest on the outstanding and unpaid principal balance hereof shall be computed at a per annum rate equal to the lesser of (a) a rate equal to the Prime Rate, plus one-half percent (0.5%) per annum, with said rate to be adjusted to reflect any change in said Prime Rate at the time of any such change (“Applicable Rate”) and (b) the Highest Lawful Rate (as defined in the Credit Agreement), but in no event shall interest contracted for, charged or received hereunder plus any other charges in connection herewith which constitute interest exceed the maximum interest permitted by applicable law, said rate to be effective prior to maturity (however such maturity is brought about). “Prime Rate” means for any day a per annum rate of interest equal to the “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, Central Edition, from time to time, or if for any reason such rate is no longer available, the rate established by Lender as its prime rate. The Prime Rate shall change effective as of the date of any change as published in The Wall Street Journal, Central Edition, or as established by Lender, as appropriate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to another customer.

4.     Default Rate. If an Event of Default (as defined in the Credit Agreement) exists, unpaid principal and, to the extent not prohibited by Applicable Law (as defined in the Credit Agreement), accrued unpaid interest on Loans (as defined in the Credit Agreement) shall bear interest for each day until paid at a percentage per annum equal to the lesser of (a) the Applicable Rate plus five percent (5%), and (b) the Highest Lawful Rate.

5.     Revolving Line of Credit. Under the Credit Agreement, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed $3,000,000.00. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the date of its maturity, although the entire principal balance hereof may from time to time be paid in full. Borrower may borrow, repay and re-borrow hereunder. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal or interest on this Note shall become due on a day which is not a Business Day (as defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

6.     Prepayment. Borrower reserves the right to prepay, prior to maturity, all or any part of the principal of this Note without penalty. Any prepayments shall be applied first to accrued interest and then to principal. Borrower will provide written notice to the holder of this Note of any such prepayment of all or any part of the principal at the time thereof. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. All partial prepayments of principal shall be applied to the last installments payable in their inverse order of maturity.

7.     Default. It is expressly provided that upon default in the punctual payment of this Note or any part hereof, principal or interest, as the same shall become due and payable, or upon the occurrence of an Event of Default specified in any of the other Loan Documents (as defined in the Credit Agreement), the holder of this Note may, at its option, without further notice or demand, (a) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (b) refuse to advance any additional amounts under this Note, (c) foreclose all liens securing payment hereof, (d) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (e) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorney’s fees.

8.     No Usury Intended; Usury Savings Clause. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by Applicable Law. The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by Applicable Law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from the Borrower hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

9.     Security. This Note has been executed and delivered pursuant the Credit Agreement, and is secured by, inter alia, certain of the Loan Documents. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

10.   Joint and Several Liability; Waiver. Each maker, signer, surety and endorser hereof, as well as all heirs, successors and legal representatives of said parties, shall be directly and primarily, jointly and severally, liable for the payment of all indebtedness hereunder. Lender may release or modify the obligations of any of the foregoing persons or entities, or guarantors hereof, in connection with this loan without affecting the obligations of the others. All such persons or entities expressly waive presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by law, and diligence in the collection hereof; and agree to all renewals, extensions, indulgences, partial payments, releases or exchanges of collateral, or taking of additional collateral, with or without notice, before or after maturity. No delay or omission of Lender in exercising any right hereunder shall be a waiver of such right or any other right under this Note.

11.   Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “weekly ceiling” specified in such article is the applicable ceiling; provided that, if any Applicable Law permits greater interest, the law permitting the greatest interest shall apply.

12.   Governing Law, Venue. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Bexar County, Texas.

13.   Purpose of Loan. Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

14.   Captions. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

15.   Financial Information. Borrower agrees to promptly furnish such financial information and statements, including financial statements in a format acceptable to Lender, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may request from time to time. This provision shall not alter the obligation of Borrower to deliver to Lender any other financial statements or reports pursuant to the terms of any other loan documents executed in connection with this Note.

BORROWER:

ASCENT FUNDING, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (“Agreement”) is made as of December 31, 2003, by ASCENT FUNDING, INC., a Delaware corporation (hereinafter called “Debtor”, whether one or more), whose principal place of business and chief executive office (as those terms are used in the Code) is located at 3100 Burnett Plaza, 801 Cherry Street, Fort Worth, Tarrant County, Texas 76102, and whose federal taxpayer identification number is 75-2225185, and whose organizational number issued by the appropriate authority of the State of Delaware is 0944432, in favor of THE FROST NATIONAL BANK, a national banking association (“Secured Party”), whose address is P.O. Box 1600, San Antonio, Texas 78296. Debtor hereby agrees with Secured Party as follows:

1.     Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(a) “Code” means the Texas Business and Commerce Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

(b) “Collateral” means all of the personal property of Debtor as set forth below (as indicated), wherever located, and now owned or hereafter acquired:

(i) All “accounts”, as defined in the Code (including all Agent Receivables and health-care-insurance receivables), together with any and all books of account, agent lists and other records relating in any way to the foregoing (including, without limitation, computer software, whether on tape, disk, card, strip, cartridge or any other form), and in any case where an account arises from the sale of goods, the interest of Debtor in such goods.

(ii) All “inventory” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(iii) All “chattel paper” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(iv) All “equipment” as defined in the Code, of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Debtor and used or usable in Debtor’s business, and in any event shall include, but shall not be limited to, all machinery, tools, computer software, office equipment, furniture, appliances, furnishings, fixtures, vehicles, motor vehicles, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all manuals, instructions and records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form). To the extent that the foregoing property is located on, attached to, annexed to, related to, or used in connection with, or otherwise made a part of, and is or shall become fixtures upon, real property, such real property and the record owner thereof (if other than Debtor) is described on Schedule 1 attached hereto and made a part hereof.

(v) All “fixtures” as defined in the Code.

(vi) All “instruments” as defined in the Code (including promissory notes), and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(vii) All “investment property” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(viii) All “documents” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(ix) All “deposit accounts” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(x) All “commercial tort claims” as defined in the Code, including but not limited to all commercial tort claims described on Schedule 8.

(xi) All “letter of credit rights” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(xii) All “general intangibles” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form), including all rights in all Agent Contracts and Master General Agent Contracts, permits, regulatory approvals, copyrights, patents, trademarks, service marks, trade names, mask works, goodwill, licenses and all other intellectual property owned by Debtor or used in Debtor’s business.

(xiii) All “supporting obligations” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(xiv) All Patents, Trademarks, Copyrights, and Licenses.

(xv) Collateral also includes all PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Debtor which may at any time come into the possession of Secured Party. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except as otherwise provided herein or in the other Loan Documents.

(c) “Copyright License” means any agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by Debtor or which Debtor otherwise has the right to license, or granting any right to Debtor under any Copyright now or hereafter owned by any third party, and all rights of Debtor under any such agreement.

(d) “Copyrights” means (i) all copyright rights in any work subject to the copyright Laws of any governmental authority, whether as author, assignee, transferee, or otherwise, (ii) all registrations and applications for registration of any such copyright in any governmental authority, including registrations, recordings, supplemental registrations, and pending applications for registration in any jurisdiction, and (iii) all rights to use and/or sell any of the foregoing.

(e) “Credit Agreement” means the Credit Agreement dated as of December 31, 2003, among Debtor, each other Obligor and Secured Party, together with all amendments and restatements thereto.

(f) “Indebtedness” means (i) all indebtedness, obligations and liabilities of Debtor and each other Obligor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several (excluding only indebtedness originally payable to or in favor of a Person other than Secured Party and subsequently acquired by Secured Party), including without limitation all indebtedness, obligations and liabilities of Debtor and each other Obligor to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all obligations now or hereafter existing of Debtor and each other Obligor under the Credit Agreement and each other Loan Document (including, but not limited to, the Obligations), (iii) all accrued but unpaid interest (including all interest that would accrue but for the existence of a proceeding under any Debtor Relief Laws) on any of the indebtedness described in this definition of “Indebtedness,” (iv) all obligations of Debtor and each other Obligor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in this definition of “Indebtedness,” (v) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in this definition of “Indebtedness” or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in this definition of “Indebtedness”.

(g) “License” means any Patent License, Trademark License, Copyright License, or other similar license or sublicense.

(h) “Patent License” means any agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by Debtor or which Debtor otherwise has the right to license, is in existence, or granting to Debtor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of Debtor under any such agreement.

(i) “Patents” means (i) all letters patent of any governmental authority, all registrations and recordings thereof, and all applications for letters patent of any governmental authority, and (ii) all reissues, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

(j) “Trademark License” means any agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by Debtor or which Debtor otherwise has the right to license, or granting to Debtor any right to use any Trademark now or hereafter owned by any third party, and all rights of Debtor under any such agreement.

(k) “Trademarks” means (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed with any governmental authority in connection therewith, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby, (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill, and (iv) all rights to use and/or sell any of the foregoing.

All words and phrases used herein which are expressly defined in Section 1.201 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201 or Chapter 9 of the Code. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.

2.     Security Interest. As security for the Indebtedness, Debtor, for value received, hereby pledges and grants to Secured Party a continuing security interest in the Collateral.

3.     Representations and Warranties. In addition to any representations and warranties of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, Debtor hereby represents and warrants the following to Secured Party:

(a) Authority. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Debtor have been duly authorized by all necessary corporate action of Debtor.

(b) Accuracy of Information. All information contained herein with respect to the Collateral is true and correct. The exact legal name and federal taxpayer identification number of Debtor are correctly shown in the first paragraph hereof.

(c) Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited as to enforcement of remedies by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(d) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all Liens or adverse claims, except for Permitted Liens. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Debtor has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party. Debtor has not been a party to a securitization or similar transaction involving assets of Debtor during the preceding four years.

(e) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any material domestic or foreign law, statute, rule or regulation, (B) the articles or certificate of incorporation or bylaws of Debtor, or (C) any material agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any Lien upon any assets or properties of Debtor or of any Person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or other Person is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

(f) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Lien or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness. To the extent permitted in the Code, possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and/or the filing of the financing statements delivered prior hereto and/or concurrently herewith by Debtor to Secured Party will perfect and establish the first priority of Secured Party’s security interest hereunder in the Collateral. Upon the filing of a financing statement describing the Collateral with the Uniform Commercial Code central filing officer of the jurisdiction of Debtor’s location, the security interest granted pursuant to this Agreement shall be perfected and prior to all other Liens therein (to the extent such security interest can be perfected by the filing of a financing statement).

(g) Location/Identity. Debtor’s principal place of business and chief executive office (as those terms are used in the Code), as the case may be, is located at the address set forth on the first page hereof. Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address. Debtor’s entity type, state of organization, and organizational identification number issued by the appropriate authority of the State of Delaware (the “Organizational Information”) are as set forth in the first page hereof. Debtor is not organized in more than one jurisdiction. Except as provided herein, the Organizational Information shall not change. During the preceding three years, Debtor has not had or operated under any name other than its name as stated on the signature page of this Agreement, has not been organized under the laws of any jurisdiction other than Delaware, has not been organized as any type of entity other than a corporation and the chief executive office of Debtor has not been located at any address other than as set forth on the first page hereof.

(h) Solvency of Debtor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Debtor at the time of the execution of this Agreement Debtor is and will be Solvent. Debtor is not entering into this Agreement or any other Loan Document to which Debtor is a party or its property is subject with the intent of hindering, delaying or defrauding any creditor.

(i) Exclusion of Certain Collateral. Unless otherwise agreed by Secured Party, the Collateral does not include any aircraft, watercraft or vessels, railroad cars, railroad equipment, locomotives or other rolling stock intended for a use related to interstate commerce.

(j) Compliance with Environmental Laws. Except as disclosed in writing to Secured Party: (i) Debtor is conducting Debtor’s businesses in material compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including without limitation, those pertaining to health or environmental matters such as the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, together with any subsequent amendments, hereinafter called “CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous Substance Waste Amendments of 1984 (collectively, together with any subsequent amendments, hereinafter called “RCRA”), the Texas Water Code and the Texas Solid Waste Disposal Act; (ii) none of the operations of Debtor is the subject of a federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release or disposal of any toxic or hazardous substance or solid waste into the environment; (iii) Debtor has not filed any notice under any federal, state or local law indicating that Debtor is responsible for the release into the environment, the disposal on any premises in which Debtor is conducting its businesses or the improper storage, of any material amount of any toxic or hazardous substance or solid waste or that any such toxic or hazardous substance or solid waste has been released, disposed of or is improperly stored, upon any premise on which Debtor is conducting its businesses; and (iv) Debtor otherwise does not have any known material contingent liability in connection with the release into the environment, disposal or the improper storage, of any such toxic or hazardous substance or solid waste. The terms “hazardous substance” and “release”, as used herein, shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal”, as used herein, shall have the meanings specified in RCRA; provided, however, that to the extent that the laws of the State of Texas establish meanings for such terms which are broader than that specified in either CERCLA or RCRA, such broader meanings shall apply.

(k) Inventory. The security interest in the inventory shall continue through all stages of manufacture and shall, without further action, attach to the accounts or other proceeds resulting from the sale or other disposition thereof and to all such inventory as may be returned to Debtor by its account debtors.

(l) Accounts. Each account represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Debtor of goods or the rendition by Debtor of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the accounts except as disclosed by Debtor to Secured Party from time to time in writing. The amount shown as to each account on Debtor’s books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party in writing.

(m) Chattel Paper, Documents and Instruments. The chattel paper, documents and instruments of Debtor pledged hereunder have only one original counterpart and no party other than Debtor or Secured Party is in actual or constructive possession of any such chattel paper, documents or instruments. No chattel paper is electronic chattel paper.

(n) Patents. Schedule 2 is a complete and correct list of each Patent in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner, the nature of Debtor’s interest, the Patent registration number, the date of Patent issuance, and the country issuing the Patent.

(o) Patent Applications. Schedule 3 is a complete and correct list of each Patent application in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the Person applying to be the registered owner, the nature of Debtor’s interest, the Patent application number, the date of Patent filing, and the country with which the Patent application was filed.

(p) Trademarks. Schedule 4 is a complete and correct list of each Trademark in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner, the nature of Debtor’s interest, the registered Trademark, the Trademark registration number, the international class covered, the goods and services covered, the date of Trademark registration, and the country registering the Trademark.

(q) Trademark Applications. Schedule 5 is a complete and correct list of each Trademark application in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the Person applying to be the registered owner, the nature of Debtor’s interest, the Trademark the subject of the application, the Trademark application serial number, the international class covered, the goods and services covered, the date of Trademark application filing, and the country with which the Trademark application was filed.

(r) Copyrights. Schedule 6 is a complete and correct list of each Copyright in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the registered owner, the nature of Debtor’s interest, the registered Copyright, the date of Copyright issuance, and the country issuing the Copyright.

(s) Copyright Applications. Schedule 7 is a complete and correct list of each Copyright application in which Debtor has any interest (whether as owner, licensee, or otherwise), including the name of the Person applying to be the registered owner, the nature of Debtor’s interest, the Copyright the subject of the application, the date of Copyright application filing, and the country with which the Copyright application was filed.

(t) Commercial Tort Claims. Schedule 8 is a complete and correct list of all commercial tort claims in which Debtor has any interest, including the complete case name or style, the case number, and the court or other tribunal in which the case is pending.

(u) Deposit Accounts. Schedule 9 is a complete and correct list of all deposit accounts maintained by or in which Debtor has any interest and correctly describes the bank in which such account is maintained (including the specific branch), the street address (including the specific branch) and ABA number of such bank, the account number, and account type.

(v) Commodity Accounts. Schedule 10 is a complete and correct list of all commodity accounts in which Debtor has any interest, including the complete name and identification number of the account, a description of the governing agreement, and the name and street address of the commodity intermediary maintaining the account.

(w) Securities Accounts. Schedule 11 is a complete and correct list of all securities accounts in which Debtor has any interest, including the complete name and identification number of the account, a description of the governing agreement, and the name and street address of the securities intermediary maintaining the account.

(x) Letters of Credit. Schedule 12 is a complete and correct list of all letters of credit in which Debtor has any interest (other than solely as an applicant) and correctly describes the bank which issued the letter of credit, and the letter of credit’s number, issue date, expiry, and face amount.

4.     Affirmative Covenants. In addition to all covenants and agreements of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, Debtor will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

(a) Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all Liens or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted herein or by the other Loan Documents. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, for the purpose of terminating any financing statements currently filed with respect to the Collateral. Debtor will defend at its expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party.

(b) Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing (if requested) and filing such financing or continuation statements, or amendments thereto; and (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Secured Party.

(c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will, subject to the terms of the Credit Agreement, permit Secured Party and all representatives and agents appointed by Secured Party to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information (If no Event of Default exists, Debtor shall not be required to reimburse Secured Party for the related photocopy, photograph and printout costs and expenses).

(d) Payment of Taxes. Debtor (i) will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon the Collateral or any part thereof, (ii) will timely pay all lawful claims which, if unpaid, might become a Lien or charge upon the Collateral or any part thereof, and (iii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles. Debtor may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and provided Debtor has set aside on Debtor’s books adequate reserves therefor; provided, however, Debtor understands and agrees that in the event of any such delay in payment or discharge and upon Secured Party’s written request, Debtor will establish with Secured Party an escrow acceptable to Secured Party adequate to cover the payment of such taxes, assessments and governmental charges with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Debtor upon payment of such taxes, assessments, governmental charges, interests, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnish Secured Party with an indemnity bond secured by a deposit in cash or other security acceptable to Secured Party. Notwithstanding any other provision contained in this Subsection, Secured Party may at its discretion exercise its rights under Subsection 6(c) at any time to pay such taxes, assessments, governmental charges, interest, costs and penalties.

(e) Mortgagee’s and Landlord’s Waivers. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver agreements satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives or subordinates any rights it may have in the Collateral.

(f) Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of:

(i) Deposit accounts;

(ii) Investment property;

(iii) Letter-of-credit rights; and

(iv) Electronic chattel paper.

(g) Condition of Goods. Debtor will maintain, preserve, protect and keep all Collateral which constitutes goods in good condition, repair and working order and will cause such Collateral to be used and operated in good and workmanlike manner, in accordance with applicable laws and in a manner which will not make void or cancelable any insurance with respect to such Collateral. Debtor will promptly make or cause to be made all repairs, replacements and other improvements to or in connection with the Collateral which Secured Party may request from time to time.

(h) Insurance. Debtor will, at its own expense, maintain insurance with respect to all Collateral which constitutes goods in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Secured Party from time to time. If requested by Secured Party, each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party. If requested by Secured Party, each policy of insurance maintained by Debtor shall (i) name Debtor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor, (iii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and (iv) provide that at least thirty (30) days prior written notice of cancellation or of lapse shall be given to Secured Party by the insurer. Debtor will, if requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Debtor will also, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Secured Party and applied as Secured Party in its sole discretion deems appropriate.

(i) Accounts and General Intangibles. Debtor will, except as otherwise provided in Subsection 6(e), collect, at Debtor’s own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtor may and, at Secured Party’s direction, will take such action not otherwise forbidden by Subsection 5(e) as Debtor or Secured Party may deem necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Debtor also covenants and agrees to take any action and/or execute any documents that Secured Party may request in order to comply with the Federal Assignment of Claims Act, as amended.

(j) Chattel Paper, Documents and Instruments. Debtor will take such action as may be requested by Secured Party in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Secured Party, Debtor will deliver to Secured Party all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

(k) Patents, Trademarks, and Copyrights.

(i) Debtor shall ensure that fully executed security agreements in the form of this Agreement and containing a description of all Collateral consisting of Patents, Trademarks, Copyrights, and Licenses shall have been received and recorded by the United States Patent and Trademark Office within three months after the execution of this Agreement with respect to United States Patents and Trademarks and by the United States Copyright Office within one month after the execution of this Agreement with respect to United States registered Copyrights, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid, and perfected security interest in favor of Secured Party in respect of all Collateral consisting of Patents, Trademarks, Copyrights, and Licenses in which a security interest may be perfected by filing, recording, or registration in the United States and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration, or reregistration is necessary (other than such actions as are necessary to perfect the security interest with respect to any Collateral consisting of Patents, Trademarks, Copyrights, and Licenses (or registration or application for registration thereof) acquired or developed after the date hereof).

(ii) Debtor (either itself or through licensees or sublicensees) will not do any act, or omit to do any act, whereby any Patent which is material to the conduct of Debtor’s business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable laws.

(iii) Debtor (either itself or through licensees or sublicensees) will, for each Trademark material to the conduct of Debtor’s business, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain the quality of products and services offered under such Trademark, (C) display such Trademark with notice of United States federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, and (D) not use or permit the use of such Trademark in violation of any third party rights.

(iv) Debtor (either itself or through licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of Debtor’s business, continue to publish, reproduce, display, adopt, and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable laws.

(v) In no event shall Debtor, either itself or through any agent, employee, licensee, or designee, file an application for any Patent, Trademark, or Copyright (or for the registration of any Patent, Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office, or any governmental authority in any jurisdiction, unless it promptly informs Secured Party, and, upon request of Secured Party, executes and delivers any and all agreements, instruments, documents, and papers as Secured Party may request to evidence Secured Party’s security interest in such Patent, Trademark, or Copyright, and Debtor hereby appoints Secured Party as its attorney-in-fact to execute and file such writings for the foregoing purposes.

5.     Negative Covenants. Debtor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

(a) Transfer or Encumbrance. Debtor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a Lien or security interest in or execute, authorize, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Secured Party, except for (A) sales and leases of inventory in the ordinary course of business, (B) the sale or other disposal of any item of equipment which is worn out or obsolete and which has been replaced by an item of equal suitability and value, owned by Debtor and made subject to the security interest under this Agreement, but which is otherwise free and clear of any Lien or adverse claim, and (C) the withdrawal of amounts on deposit in deposit accounts and the use of cash as permitted in the Credit Agreement; provided, however, the exceptions permitted in clauses (A) and (B) above shall automatically terminate upon the occurrence of an Event of Default and the exception permitted in clause (C) above shall automatically terminate upon the occurrence of an Event of Default and the exercise of control by Secured Party with respect to a deposit account or other exercise of Secured Party’s remedies with respect to cash or a deposit account.

(b) Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Collateral.

(c) Possession of Collateral. Debtor will not cause or permit the removal of any Collateral from its possession, control and risk of loss, nor will Debtor cause or permit the removal of any Collateral (or records concerning the Collateral) from the address on the first page hereof other than (i) as permitted by Subsection 5(a), or (ii) in connection with the possession of any Collateral by Secured Party or by its bailee. If any Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(d) Goods. Debtor will not permit any Collateral which constitutes goods to at any time (i) be covered by any document except documents in the possession of the Secured Party, (ii) become so related to, attached to or used in connection with any particular real property so as to become a fixture upon such real property, or (iii) be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are subject to a perfected first priority security interest under this Agreement.

(e) Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence of an Event of Default or upon Secured Party’s written request. Debtor shall provide to Secured Party such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Secured Party may request from time to time.

(f) Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed in one or more of the following jurisdictions: the location of Debtor’s principal place of business, the location of Debtor’s chief executive office, or other such place as the Debtor may be “located” under the provisions of the Code or where Debtor maintains any Collateral, or has its records concerning any Collateral, as the case may be. Without limitation of any other covenant herein, Debtor will neither cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) Debtor’s principal place of business, or the location of Debtor’s chief executive office, as the case may be, to a jurisdiction other than as represented in Subsection 3(g), nor will Debtor change its name or the Organizational Information as represented in Subsection 3(g), unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all actions required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

        Without limiting Secured Party’s rights hereunder, Debtor authorizes Secured Party to file financing statements and continuations and amendments thereto under the provisions of the Code (or other applicable law) as amended from time to time.

(g) Marking of Chattel Paper. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel Paper. Debtor will not permit any chattel paper to be electronic chattel paper.

(h) Deposit Accounts, Investment Property. Debtor shall not establish or maintain, or have any interest in, any (i) deposit account not listed on Schedule 9, (ii) commodity account not listed on Schedule 10, or (iii) securities account not listed on Schedule 11.

6.     Rights of Secured Party. Secured Party shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.

(a) Additional Financing Statements Filings. Debtor hereby authorizes Secured Party to file, without the signature or further authentication of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

(b) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, after the occurrence of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

(c) Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(d) Debtor’s Receipt of Proceeds. All amounts and proceeds (including instruments and writings) received by Debtor in respect of Collateral other than accounts constituting Agent Receivables or general intangibles shall be received in trust for the benefit of Secured Party hereunder and, upon request of Secured Party, shall be segregated from other property of Debtor and shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement). All amounts and proceeds of accounts constituting Agent Receivables and general intangibles shall only be deposited in a deposit account described in Schedule 9 or otherwise agreed to by Secured Party.

(e) Notification of Account Debtors. Secured Party may at its discretion from time to time if an Event of Default exists, (i) notify any or all obligors under any accounts or general intangibles of Secured Party’s security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party, and (ii) at the expense of Debtor, enforce collection of any such accounts or general intangibles and adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor. Secured Party may at its discretion from time to time, subject to the reasonable restrictions and conditions of Debtor, contact any or all obligors under any accounts or general intangibles to verify the accounts or general intangibles with such obligors.

(f) Licenses. For purposes of enabling Secured Party to exercise rights and remedies under this Agreement, Debtor grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor or any other Person, provided, that if the license granted to Secured Party is a sublicense, Debtor shall be solely responsible for, and indemnify Secured Party against, any royalty or other compensation payable to Debtor’s licensor or other Person) to use all of Debtor’s software, and including in such license reasonable access to all media in which any of the licensed items may be recorded and all related manuals. For the purpose of enabling Secured Party to exercise rights and remedies under this Agreement, Debtor grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor or any other Person) to use, license, or sub-license any of the Collateral consisting of Patents, Trademarks, Copyrights, and Licenses and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all software used for the use, compilation, or printout thereof. The use of such license by Secured Party shall be exercised, at the option of Secured Party, if an Event of Default exists; provided that any license, sub-license, or other transaction entered into by Secured Party in accordance herewith shall be binding upon Debtor notwithstanding any subsequent cure of an Event of Default.

7.     Events of Default. Each of the following constitutes an “Event of Default” under this Agreement:

(a) Default in Payment. The failure, refusal or neglect of Debtor or any other of Obligor to make any payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable after giving effect to any applicable grace period; or

(b) Non-Performance of Covenants. The failure of Debtor or any other Obligor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents and after giving effect to any applicable grace period; or

(c) Default Under other Loan Documents. The occurrence of an Event of Default (as defined in the Credit Agreement) under any of the other Loan Documents; or

(d) False Representation. Any representation contained herein or in any of the other Loan Documents made by Debtor, any other Obligor or any Insurance Affiliate is not true and correct in any material respect; or

(e) Execution on Collateral. If Debtor fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property (other than the Collateral) of Debtor, or the Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor; or any attachment, sequestration or similar writ is levied upon any Collateral; or

(f) Abandonment. Debtor abandons the Collateral or any portion thereof; or

(g) Action by Other Lienholder. The holder of any Lien on the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such Lien on the Collateral) or any other asset of Debtor having a value of $100,000 or greater declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(h) Liquidation and Related Events. The liquidation, dissolution, merger or consolidation of Debtor, any other Obligor or any Insurance Affiliate; or

(i) Search Report. If Secured Party shall have elected to file any financing statement with respect to the Collateral, Secured Party shall receive at any time following the execution of this Agreement a search report indicating that Secured Party’s security interest is not prior to all other Liens, security interests or other interests reflected in the report and Secured Party does not receive within twenty days after the date of notice to Debtor of such Lien, a file stamped termination statement of each financing statement related to such Lien, the written release of such Lien in form and substance satisfactory to Secured Party, and a search report indicating the filing of each such termination statement.

8.     Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents and as required by law:

(i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

(iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) after notice to Debtor as provided in the last paragraph of this Section 8, sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) buy the Collateral, or any portion thereof, at any public sale;

(vi) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise, to the full extent permitted by the Code, Secured Party shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indebtedness.

        In the event Secured Party shall elect to sell the Collateral, Secured Party may sell the Collateral without giving any warranties and shall be permitted to specifically disclaim any warranties of title or the like (other than warranties that Secured Party has not created any Lien in the Collateral to be sold). Further, if Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. Debtor agrees that in the event Debtor or any Obligor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at such party’s address set forth on the first page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Private Sale; Further Approvals.

(i) Debtor recognizes that Secured Party may be unable to effect a public sale of all or any part of the Collateral because of restrictions in applicable insurance laws and regulations and contractual restrictions and that Secured Party may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral subject to applicable insurance laws and regulations and contractual restrictions. Debtor acknowledges that any such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner.

(ii) In connection with the exercise by Secured Party of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of governmental authorities (including any Insurance Commissioner) and other Persons to a transfer or assignment of Collateral.

(iii) Debtor agrees, if an Event of Default exists, to execute, deliver, and file, and authorizes Secured Party pursuant to the power of attorney herein granted, to execute, deliver, and file on Debtor’s behalf and in Debtor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party’s opinion, and to obtain such consents, waivers, and approvals under applicable laws and agreements prior to an Event of Default. Debtor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that this Section may be specifically enforced.

(c) Application of Proceeds. If any Event of Default exists, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

(ii) to the payment or other satisfaction of any Liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral prior to application to the Indebtedness if required by applicable law or any court or governmental authority;

(v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.615(a)(3) of the Code or any other applicable statutory provision); and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(d) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor and each other Obligor who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents, to the full extent not prohibited by law.

(e) Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party’s option.

(f) Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

9.     Indemnity. DEBTOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (EACH AN “INDEMNIFIED PERSON”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE “CLAIMS”) WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON’S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS). THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

10.  Miscellaneous.

(a) Entire Agreement. This Agreement contains the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

(b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is authenticated by the party against whom it is sought to be enforced, except to the extent of amendments specifically permitted by the Code without authentication by the Debtor or Obligor.

(c) Actions by Secured Party. The Lien and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any Obligor, endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the Lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

(d) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

(e) Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, attorneys’ fees and expenses), which Secured Party may incur in connection with (i) the transactions which give rise to the Loan Documents (subject to Section 8.3 of the Credit Agreement), (ii) the preparation of this Agreement (subject to Section 8.3 of the Credit Agreement) and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents, (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party under the Loan Documents, or (vi) the failure by Debtor to perform or observe any of the provisions hereof.

(f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

(g) Venue. This Agreement has been entered into in the county in Texas where Secured Party’s address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

(h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Debtor or any other Obligor.

(j) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

(k) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

(l) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Secured Party under the Code.

(m) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(n) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

        EXECUTED as of the date first written above.

DEBTOR:

ASCENT FUNDING, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

SECURED PARTY:

THE FROST NATIONAL BANK, a national banking association

By: J. Carey Womble
Print Name: J. Carey Womble
Print Title: Senior Vice president

Schedule 1	Real Property

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 2	Registered Patents

Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Registered Patent No.	Issue Date	Country of Issue

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 3	Patent Applications

Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Serial No.	Filing Date	Country of Issue

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 4	Registered Trademarks

Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Registered Trademark	Registration No.	Int'l Class Covered	Goods or Services Covered	Date Registered	Country of Registration

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 5	Trademark Applications

Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Trademark Application relates to following Trademark	Serial No.	Int'l Class Covered	Goods or Services Covered	Date of Application	Country of Application

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 6	Registered Copyrights

Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Serial No.	Copyright	Issue Date	Country of Issue

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 7	Copyright Applications

Registered Owner	Nature of Debtor's Interest (e.g. owner, licensee)	Registration No.	Copyright	Application Date	Country of Application

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 8	Commercial Tort Claims

Case Name or Style	Case Number	Court in Which Pending

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 9	Deposit Accounts

Bank	Branch Name, Street Address	ABA No.	Account No.	Account Name	Account Type

LaSalle Bank	135 South LaSalle Street Chicago, Illinois 60603	071000505	5800083270	Ascent Funding, Inc.	Operating

LaSalle Bank	135 South LaSalle Street Chicago, Illinois 60603	071000505	03-8611-50-5	Ascent Funding, Inc.	Money Market

Frost Bank	777 Main Street Fort Worth, Texas 76102	114000093	650003255	Ascent Funding, Inc.	Depository

Frost Bank	777 Main Street Fort Worth, Texas 76102	114000093	299993509	Ascent Funding, Inc.	Controlled Disbursement

Frost Bank	777 Main Street Fort Worth, Texas 76102	114000093	W00053400	Ascent Funding, Inc.	Money Market

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 10	Commodity Accounts

Commodity Intermediary	Street Address	Account Name	Account Number	Commodity Contract Description

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 11	Securities Accounts

Securities Intermediary	Street Address	Account Name	Account Number	Securities Contract Description

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 12	Letters of Credit

Bank Issuer	Branch Name, Street Address	Letter of Credit No.	Issue Date	Expiry	Face Amount

NONE

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

WAIVER OF JURY TRIAL AND NOTICE OF FINAL AGREEMENT

To:    ASCENT FUNDING, INC.
            (collectively, whether one or more, “Borrower”)

As of the effective date of this Notice, Borrower and THE FROST NATIONAL BANK, a national banking association (“Lender”) have consummated a transaction pursuant to which Lender has agreed to make a loan or loans to Borrower, and/or to otherwise extend credit or make financial accommodations to or for the benefit of Borrower, in an aggregate amount at any time outstanding of up to $3,000,000.00 (collectively, whether one or more, the “Loan”).

FACSIMILE DOCUMENTS AND SIGNATURES

For purposes of negotiating and finalizing the Written Loan Agreement (as hereinafter defined), if this document or any document executed in connection with the Loan is transmitted by facsimile machine (“fax”), it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

WAIVER OF RIGHT TO TRIAL BY JURY

THE PARTIES TO THIS AGREEMENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER TO ENFORCE THIS AGREEMENT, TO COLLECT DAMAGES FOR THE BREACH OF THIS AGREEMENT, OR WHICH IN ANY OTHER WAY ARISE OUT OF, ARE CONNECTED TO OR ARE RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT. ANY SUCH ACTION SHALL BE TRIED BY THE JUDGE WITHOUT A JURY.

NOTICE OF FINAL AGREEMENT

In connection with the Loan, Borrower and Lender and the undersigned guarantors (collectively, whether one or more, “Other Obligors”) have executed and delivered and may hereafter execute and deliver certain agreements, instruments and documents (collectively herein referred to as the “Written Loan Agreement”).

It is the intention of Borrower, Lender and Other Obligors that this Notice be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed effective as of December __, 2003.

THE FROST NATIONAL BANK, a national banking association

By: /s/ J. Carey Womble
Print Name: J. Carey Womble
Print Title: Senior Vice president

ACKNOWLEDGED AND AGREED:

BORROWER:

ASCENT FUNDING, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

OTHER OBLIGORS:

ASCENT ASSURANCE, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

NATIONALCARE® MARKETING, INC.

By: /s/ Cynthia B. Koenig
Print Name: Cynthia B. Koenig
Print Title: SVP & CFO

INTERCREDITOR AND SUBORDINATION AGREEMENT

among

THE FROST NATIONAL BANK,

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC,
as Administrative Agent,
for itself and for the Lenders parties to the
Ascent Holdings Credit Agreement referred to herein
and
ASCENT ASSURANCE, INC.,
and its subsidiaries a party hereto

Dated as of December 31, 2003

        INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of December 31, 2003, among THE FROST NATIONAL BANK (the “Bank”), CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC (“CSFBM”), as Administrative Agent under the Ascent Holdings Credit Agreement referred to below (the “Administrative Agent”), for itself as such and as Agent for each of the Lenders party to that Agreement (each a “Lender”), ASCENT ASSURANCE, INC., a Delaware corporation (“Holdings”), and the subsidiaries of Holdings a party hereto (each a “Subsidiary”).

Preliminary Statement

        A.        The Bank has provided financing to Ascent Funding, Inc. a Delaware corporation and subsidiary of Holdings (“Funding”), pursuant to the agreements and instruments identified in Schedule 2 hereto (such agreements, together with all amendments and restatements, the “Receivables Financing Agreements”).

        B.        The Lenders have provided financing to Holdings, pursuant to a Credit Agreement dated as of April 17, 2001, among Holdings, the Administrative Agent, the Lenders and CSFBM, as arranger (such agreement, together with all amendments and restatements, the “Ascent Holdings Credit Agreement”) and the agreements and instruments identified in Schedule 1 hereto (such agreements, together with all amendments and restatements, the “Holdings Agreements”).

        C.        As of the date hereof, neither CSFBM nor any of its affiliates shall be the holder of any shares of Series A Convertible Preferred Stock of Holdings, all of which shares of Series A Convertible Preferred Stock held by CSFBM or its affiliates shall have been exchanged on the date hereof for shares of Series B Convertible Participating Preferred Stock (such Series B Convertible Participating Preferred Stock and the Certificate of Designation and other agreements governing the rights of holders thereof, and all applicable laws related thereto, together with all amendments and restatements of the same, the “Holdings Equity Agreements”).

        D.        The Bank has agreed to consent to the creation by Holdings and one of its subsidiaries of certain liens in favor of the Lenders and the Administrative Agent under the security documents described in Schedule 1 (the “Security Documents”) subject to certain conditions, which include the execution and delivery by the Lenders, the Administrative Agent, Holdings and the subsidiaries of Holdings of this Agreement relating to circumstances in which payments of amounts due to (i) the Lenders and the Administrative Agent under the Ascent Holdings Credit Agreement and all other Loan Documents referred to therein (collectively, such agreements, together with all amendments and restatements, the “Ascent Holdings Loan Documents”) may not be made, or if made, may not be retained, if at the time an Event of Default (as that term is defined in the Funding Credit Agreement) exists, and (ii) CSFBM under or in respect of the Holdings Equity Agreements may be made.

        E.        In consideration of that consent, CSFBM, the Lenders and the Administrative Agent are willing to enter into this Agreement with the Bank relating to amounts that may become due from time to time to the Lenders and the Administrative Agent under the Ascent Holdings Loan Documents referred to therein, and to CSFBM under or in respect of any stock or other equity interest of Holdings.

AGREEMENT:

        NOW, THEREFORE, in consideration of the agreement of the parties set forth herein and to induce the Bank to provide the consent referred to above, the parties hereto agree as follows:

        1.        All obligations of Holdings and each subsidiary of Holdings, including, but not limited to, Funding (singly, a “Company,” and collectively, the “Companies”), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, are called “Liabilities”. All Liabilities to the Bank under, or in connection with, the Receivables Financing Agreements are called “Senior Liabilities”; and all Liabilities to the Lenders and the Administrative Agent under, or, in connection with, the Ascent Holdings Loan Documents, and all liabilities to CSFBM under, or in connection with, the Holdings Equity Agreements are called “Junior Liabilities”; it being expressly understood and agreed that the term “Senior Liabilities,” as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in Section 3, notwithstanding any provision or, rule of law which might restrict the rights of the Bank, as against any Company or anyone else, to collect such interest. Senior Liabilities shall not include principal of the Loans (as that term is defined in the Receivables Financing Agreements) in excess of $10,000,000. All amounts due or payable to the Bank pursuant to this Agreement shall be applied first to all amounts constituting Senior Liabilities until all Senior Liabilities are finally paid in full in cash. Notwithstanding the exclusion of principal of such Loans in excess of $10,000,000 from Senior Liabilities, CSFBM, Administrative Agent and Lenders shall comply with this Agreement until all Senior Liabilities are finally paid in full in cash, all as if no amounts were excluded from Senior Liabilities.

        2.        Except as expressly otherwise provided herein, or as the Bank may hereafter otherwise expressly consent in writing, the payment of all Junior Liabilities shall be postponed and subordinated to the payment in full in cash of all Senior Liabilities, and no payment or other distribution whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of the Companies be applied to the purchase of other acquisition or retirement of any Junior Liabilities until all Senior Liabilities have been paid in full in cash; provided, that (a) Holdings may (i) pay PIK Interest (as that term is defined in the Ascent Holdings Credit Agreement) in accordance with the terms of the Ascent Holdings Credit Agreement as it exists on the date of this Agreement, and (ii) so long as no Event of Default exists immediately prior to or after giving effect thereto, make, and the Lenders may retain, cash interest payments on the Loans (as defined in the Ascent Holdings Credit Agreement), if such interest is (A) accrued at the interest rate provided for in the Ascent Holdings Credit Agreement (without giving effect to any amendment or restatement of any Ascent Holdings Loan Document after the date of this Agreement), and (B) paid on the scheduled payment date stated in the Ascent Holdings Credit Agreement (without giving effect to any amendment or restatement of any Ascent Holdings Loan Document after the date of this Agreement), and (b) Holdings may issue shares in exchange for or conversion of Junior Liabilities and may pay dividends in respect of stock of Holdings if all of such dividends are payable solely in either common stock or in Series B Convertible Participating Preferred Stock of Holdings.

        3.        In the event of any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to any Company or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit or creditors, or any other marshalling of the assets and liabilities of such Company, or any sale of all or substantially all of the assets of such Company, or otherwise), other than such transactions solely among the Companies and their Subsidiaries, all Senior Liabilities shall first be paid in full in cash before the undersigned shall be entitled to receive and to retain any payment or distribution in respect of any of the Junior Liabilities, and, in order to implement the foregoing:

                    a.        all payments and distributions of any kind or character in respect of the Junior Liabilities to which CSFBM, the Lenders and the Administrative Agent would be entitled, if the Junior Liabilities were not subordinated pursuant to this Agreement, shall be made directly to the Bank,

                    b.        CSFBM, the Lenders and the Administrative Agent shall promptly file a claim or claims, in the form required in such proceeding, for the full outstanding amount of the Junior Liabilities, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Bank, and

                    c.        CSFBM, the Lenders and the Administrative Agent hereby irrevocably agree that the Bank may, at its sole discretion, in the name of CSFBM, the Lenders and the Administrative Agent, or any one of them, or otherwise, demand, sue for, collect, receive and receipt of any and all such payments or distributions, and file and prove, and, to the extent permitted by applicable law, vote or consent in any such proceedings with respect to, any and all claims of CSFBM, the Lenders and the Administrative Agent relating to the Junior Liabilities.

        4.        In the event that CSFBM, the Lenders and the Administrative Agent receive any payment or other distribution of any kind or character from any Company or from any other source whatsoever in respect of any of the Junior Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Bank and promptly turned over by CSFBM, the Lenders and the Administrative Agent to the Bank. CSFBM, the Lenders and the Administrative Agent will cause to be clearly inserted in any agreement, promissory note, certificate or other instrument, which at any time, evidences any of the Junior Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. CSFBM, the Lenders and the Administrative Agent will execute such further documents or instruments and take such further action as the Bank may reasonably, from time to time, request to carry out the intent of this Agreement.

        5.        All payments and distributions received by the Bank in respect of the Junior Liabilities, to the extent received in, or converted into cash, may be applied by the Bank first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Bank in enforcing this Agreement, or in endeavoring to collect, or realize upon any of the Junior Liabilities, or any security therefore, and any balance thereof shall, solely as among CSFBM, the Lenders and the Administrative Agent and the Bank, be applied by the Bank, in such order of application as the Bank may, from time to time, select toward the payment of the Senior Liabilities remaining unpaid; but, as between the Company and its creditors, no such payment or distribution of any kind or character shall be deemed to be a payment or distribution in respect of the Senior Liabilities; and, notwithstanding any such payment or distribution received by the Bank in respect of the Junior Liabilities and so applied by the Bank toward the payment of the Senior Liabilities, CSFBM, the Lenders and the Administrative Agent shall be subrogated to the then existing rights of the Bank, if any, in respect of the Senior Liabilities only at such time as the Senior Liabilities shall have been finally paid in full in cash.

        6.        Each of CSFBM, the Administrative Agent and Lenders hereby waives:

                    a.        notice of acceptance by the Bank of this Agreement;

                    b.        notice of the existence, or creation of nonpayment of all, or any of the Senior Liabilities;

                    c.        notice of any renewal, extension, modification or substitution of any Senior Liabilities;

                    d.        demand, presentment for payment, and notice of demand, dishonor, nonpayment, non-performance or default; and

                    e.        all diligence in collection, or protection of, or realization upon, the Senior Liabilities, or any thereof, or any security thereof.

        7.        CSFBM, the Lenders and the Administrative Agent will not, without the prior written consent of the Bank:

                    a.        transfer or assign (other than (i) transfers or assignments of Ascent Holdings Loan Documents to an entity which is an Affiliate (as that term is defined in the Ascent Holding Credit Agreement) of a Lender, and (ii) transfers and assignments of Holding Equity Agreements to any such Affiliate; provided that prior to each such transfer or assignment, such Affiliate has agreed in writing to be bound by the terms of this Agreement), or attempt to collect, or subordinate to any Liabilities other than the Senior Liabilities, any Junior Liabilities or any rights in respect therefore;

                    b.        seek to enforce any lien or security interest securing performance of any of the Junior Liabilities;

                    c.        convert or exchange any Junior Liabilities into or for stock or other equity interests; provided, any or all of the Junior Liabilities may be converted or exchanged into stock or other equity interests of Holdings if (i) none of such stock or other equity interest matures or can be redeemed prior to final payment in full in cash of all Senior Liabilities, (ii) the performance of such stock or other equity interest is not secured by any lien, security interest or collateral and does not benefit from any guarantee or sinking fund, (iii) no dividends, other than dividends payable solely in stock or other equity interests of Holdings, are payable prior to final payment in full in cash of all Senior Liabilities, and (iv) Holdings delivers to the Bank, not later than fourteen days prior to the proposed effective date of such conversion or exchange, an opinion (either addressed to or expressly providing that such opinion can be relied upon by the Bank) of counsel reasonably satisfactory tot he Bank stating that such exchange will not result in any tax liability with respect to which Holdings will be required to make any cash payment or transfer any other property of Holdings; or

                    d.        commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceeding with respect to any Company.

        8.        This Agreement shall, in all respects, be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned or that, at any time, or from time to time, all Senior Liabilities may have been paid in full) until all Senior Liabilities shall have been finally paid in full in cash and the Commitment under and as defined in the Receivables Financing Agreement shall have terminated.

        9.        The Bank may, from time to time, at its sole discretion and without notice to CSFBM, the Lenders and the Administrative Agent, take any or all of the following actions:

                    a.        retain or obtain a security interest in any property to secure any of the Senior Liabilities,

                    b.        retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities,

                    c.        increase the Commitment to an amount not greater than $10,000,000;

                    d.        extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities,

                    e.        release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligation of any nature of any obligor with respect to any such property; and

                    f.        amend or restate in whole or in part any of the Receivables Financing Agreements.

        10.        The Bank may, from time to time, without notice to CSFBM, the Lenders and the Administrative Agent, assign or transfer its interest in any or all of the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as the applicable assignor or transferor.

        11.        The Bank shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Company, CSFBM, the Lenders or the Administrative Agent, or any noncompliance of any Company, CSFBM, the Lenders or the Administrative Agent with any agreement or obligation, regardless of any knowledge thereof which the Bank may have, or with which the Bank may be charged; and, no action of the Bank permitted hereunder shall, in any way, affect or impair the rights of the Bank and the obligations of CSFBM, the Lenders, the Administrative Agent or Companies under this Agreement.

        12.        No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank, of any right or remedy, shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Agreement be binding upon the Bank except as expressly set forth in writing duly signed and delivered on behalf of the Bank.

        13.        The Lenders and the Administrative Agent represent and warrant to Bank that:

                    a.        Attached as Schedule 1 is a complete and correct description of all Ascent Holdings Loan Documents.

                    b.        The undersigned Lender is the sole Lender and legal and beneficial owner of all of the loans under the Ascent Holdings Credit Agreement.

                    c.        The execution, delivery and performance by the Lenders and the Administrative Agent of this Agreement have been duly authorized by all necessary limited liability company action.

                    d.        This Agreement is a legal, valid and binding obligation of the Lenders and the Administrative Agent, enforceable against the Lenders and the Administrative Agent in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        14.        CSFBM represents and warrants to the Bank that:

                    a.        As of the execution of this Agreement, CSFBM and its Affiliates do not own any equity interest of Holdings other than common stock and Series B Convertible Participating Preferred Stock.

                    b.        As of the execution of this Agreement, neither CSFBM nor any of its affiliates holds any shares of Series A Convertible Preferred Stock of Holdings.

                    c.        The execution, delivery and performance by CSFBM of this Agreement have been duly authorized by all necessary limited liability company action.

                    d.        This Agreement is a legal, valid and binding obligation of CSFBM, enforceable against CSFBM in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        15.        Holdings represents and warrants to the Bank that:

                    a.        As of the execution of this Agreement, all Series A Convertible Preferred Stock of Holdings has been cancelled.

                    b.        Bank has been provided with a complete and correct copy of the Certificate of Designation of Series B Convertible Participating Preferred Stock of Holdings, as filed with the Delaware Secretary of State on December 31, 2003.

        16.        This Agreement shall be binding upon the Companies, CSFBM, the Lenders and the Administrative Agent and upon the successors and assigns of the Companies, CSFBM, the Lenders and the Administrative Agent; and all references herein to the Companies, CSFBM, the Lenders and the Administrative Agent, respectively, shall be deemed to include any successor or assign to such entity.

        17.        Companies join herein to acknowledge the terms of this Agreement, waive notice of acceptance hereof by the Bank, and agree to be bound by the terms and provisions hereof, to make no payments or distributions contrary to the terms and provisions hereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

        18.        All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of facsimile notice, when received, addressed as follows or, in any case, to such other address as may be hereafter notified by the respective parties hereto.

If to the Bank:

The Frost National Bank P.O. Box 1600 San Antonio , Texas 78296 Attn: Ms. Kathy Hargrave Facsimile: (210) 220-4258

and to

The Frost National Bank 777 Main Street Fort Worth, Texas 76102 Attn: Mr. Adam Palmer Facsimile: (817) 420-5250

If to the Administrative Agent:

Credit Suisse First Boston Management Corporation 11 Madison Avenue, 16th Floor New York, NY 10010 Attention: Mr. Alan Freudenstein Facsimile: (212) 538-0424

If to any Lender:

c/o Credit Suisse First Boston Management Corporation 11 Madison Avenue, 16th Floor New York, NY 10010 Attention: Mr. Alan Freudenstein Facsimile: (212) 538-0424

If to CFSB:

c/o Credit Suisse First Boston Management Corporation 11 Madison Avenue, 16th Floor New York, NY 10010 Attention: Mr. Alan Freudenstein Facsimile: (212) 538-0424

If to any Company:

Ascent Assurance, Inc. 3100 Burnett Plaza, Unit 33 801 Cherry Street Fort Worth, Texas 76102 Attention: Chief Financial Officer Facsimile: (817) 878-3880

        19.        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

        20.        CSFBM, THE LENDERS AND THE ADMINISTRATIVE ASSISTANT (AND, BY ACCEPTING THE BENEFITS HEREOF, THE BANK) EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR, UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH MAY, IN THE FUTURE, BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER OF THIS AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

THE FROST NATIONAL BANK

By: Alan Freudenstein
Alan Freudenstein President

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC, as Administrative Agent

By: Alan Freudenstein
Alan Freudenstein President

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC, as Lender

By: Alan Freudenstein
Alan Freudenstein President

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC

By: Alan Freudenstein
Alan Freudenstein President

        Special Situations Holdings, Inc. — Westbridge (“Westbridge”) joins herein to (a) acknowledge the terms of this Agreement, (b) represent and warrant to Bank that Westbridge is the sole owner of legal and equitable title to all Series B Convertible Participating Preferred Stock of Holdings and that all representations and warranties of CSFBM in this Agreement are, as to and as if made by Westbridge, true and correct, and (c) agree to be bound by all obligations of CSFBM pursuant to this Agreement with respect to the Holdings Equity Agreements and, if at any time Westbridge has any interest in any other Junior Liabilities, all Junior Liabilities.

SPECIAL SITUATIONS HOLDINGS, INC. - WESTBRIDGE

By: Alan Freudenstein
Alan Freudenstein President

ASCENT ASSURANCE, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

FOUNDATION FINANCIAL SERVICES, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

NATIONALCARE®MARKETING, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

PRECISION DIALING SERVICES, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

SENIOR BENEFITS, L.L.C.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

WESTBRIDGE PRINTING SERVICES, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

ASCENT FUNDING, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

SCHEDULE 1

HOLDINGS AGREEMENTS

1.     Ascent Holdings Credit Agreement

2.     Pledge Agreement between Ascent Assurance, Inc. and CSFBM dated April 17, 2001.

3.     Guaranty and Security Agreement among NationalCare Marketing, Inc., Foundation Financial Services, Inc., Precision Dialing Service, Inc., Senior Benefits, L.L.C., and Westbridge Printing Services, Inc. and CSFBM dated April 17, 2001, as amended.

SCHEDULE 2

RECEIVABLES FINANCING AGREEMENTS

1.     Credit Agreement among Ascent Funding, Inc., Ascent Assurance, Inc. and NationalCare® Marketing, Inc. and The Frost National Bank dated as of December 31, 2003.

2.     Security Agreement by Ascent Funding, Inc. for the benefit of The Frost National Bank dated as of December 31, 2003.

3.     Pledge and Security Agreement between Ascent Assurance, Inc. and The Frost National Bank dated as of December 31, 2003.

4.     Guaranty Agreement by Ascent Assurance, Inc. in favor of The Frost National Bank dated as of December 31, 2003.

5.     Pledge and Security Agreement between NationalCare® Marketing, Inc. and The Frost National Bank dated as of December 31, 2003.

6.     Guaranty Agreement by NationalCare® Marketing, Inc. in favor of The Frost National Bank dated as of December 31, 2003.